UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

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Williams-Sonoma, Inc.

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3250 Van Ness Avenue

San Francisco, California 94109

www.williams-sonomainc.com

NOTICE OF 2006 ANNUAL MEETING OF SHAREHOLDERS

MEETING DATE:	Tuesday, May 23, 2006

TIME:	9:00 a.m. Pacific Daylight Time

PLACE:	Williams-Sonoma, Inc. 3250 Van Ness Avenue San Francisco, California 94109

ITEMS OF BUSINESS:	1) The election of our Board of Directors;

2)      The amendment and restatement of the Williams-Sonoma, Inc. 2001 Long-Term Incentive Plan to (i) increase the shares issuable under the plan by 6,000,000 shares, plus 705,743 shares that remain available for issuance in our 1993 Stock Option Plan and our 2000 Nonqualified Stock Option Plan as of March 15, 2006, plus any shares subject to outstanding options under these plans that subsequently expire unexercised, up to a maximum of 754,160 shares and (ii) to make certain other amendments;

3) The ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending January 28, 2007; and

4) Such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

WHO CAN VOTE:	You may vote if you were a shareholder of record as of March 24, 2006.

DATE OF MAILING:	This notice, the Proxy Statement and the Annual Report are first being mailed to shareholders on or about April 14, 2006.

By Order of the Board of Directors

Seth R. Jaffe Secretary

YOUR VOTE IS IMPORTANT

Instructions for submitting your proxy are summarized in the Proxy Statement and on your proxy card. It is important that your shares be represented and voted at the Annual Meeting. Please submit your proxy through the Internet, by telephone, or mark, sign, date and promptly return the enclosed proxy card in the enclosed envelope. Any proxy may be revoked at any time prior to its exercise at the Annual Meeting.

3250 Van Ness Avenue

San Francisco, California 94109

www.williams-sonomainc.com

PROXY STATEMENT FOR 2006 ANNUAL MEETING OF SHAREHOLDERS

GENERAL INFORMATION

Our Board of Directors is soliciting this Proxy Statement and the enclosed proxy card for use at our 2006 Annual Meeting of Shareholders, to be held on Tuesday, May 23, 2006 at 9:00 a.m. Pacific Daylight Time, and for any adjournment or postponement of the meeting. Our Annual Meeting will be held at our corporate headquarters located at 3250 Van Ness Avenue, San Francisco, California 94109. Our Annual Report to Shareholders for the fiscal year ended January 29, 2006, or fiscal 2005, including our financial statements for fiscal 2005, is also enclosed. These proxy materials are first being mailed to shareholders on or about April 14, 2006.

What is the purpose of the Annual Meeting?

Shareholders will be asked to vote on the following matters:

1)	The election of our Board of Directors;

2)	The amendment and restatement of the Williams-Sonoma, Inc. 2001 Long-Term Incentive Plan to (i) increase the shares issuable under the plan by 6,000,000 shares, plus 705,743 shares that remain available for issuance in our 1993 Stock Option Plan and our 2000 Nonqualified Stock Option Plan as of March 15, 2006, plus any shares subject to outstanding options under these plans that subsequently expire unexercised, up to a maximum of 754,160 shares and (ii) to make certain other amendments;

3)	The ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending January 28, 2007; and

4)	Such other business as may properly come before the meeting or any adjournment or postponement of the meeting, including shareholder proposals. At this time, we do not know of any other matters to be brought before the Annual Meeting.

Who may vote?

Only shareholders of record at the close of business on March 24, 2006, the record date, are entitled to receive notice of and to vote at the Annual Meeting. Each holder of our common stock will be entitled to one vote for each share of our common stock owned as of the record date. As of the record date, there were 114,893,520 shares of our common stock outstanding and entitled to vote, and there were 503 shareholders of record, which number does not include shares held in the name of a bank or brokerage firm. We do not have any outstanding shares of preferred stock.

How do I vote?

You may vote in person at the Annual Meeting, electronically by submitting your proxy through the Internet, by telephone or by returning the enclosed proxy card in the enclosed envelope before the Annual Meeting. Proxies properly executed, returned to us on a timely basis and not revoked will be voted in accordance with the instructions contained in the proxy. If any matter not described in this Proxy Statement is properly presented for action at the meeting, the persons named in the enclosed proxy will have discretionary authority to vote according to their best judgment.

How do I vote electronically or by telephone?

You may vote electronically by submitting your proxy through the Internet or by telephone. The Internet and telephone voting procedures are designed to authenticate your identity as a Williams-Sonoma, Inc. shareholder, to allow you to vote your shares and to confirm that your instructions have been properly recorded. Specific instructions to be followed for voting through the Internet or by telephone are summarized below in this Proxy Statement and on your proxy card.

Shares Registered Directly in the Name of the Shareholder

If your shares are registered directly in your name in our stock records maintained by our transfer agent, Wells Fargo Shareowner Services, then you may vote your shares:

•	on the Internet at www.eproxy.com/wsm/; or

•	by calling Wells Fargo Shareowner Services from within the United States at 800-560-1965.

Proxies for shares registered directly in your name that are submitted through the Internet or by telephone must be received before noon Pacific Daylight Time on Monday, May 22, 2006.

Shares Registered in the Name of a Brokerage Firm or Bank

If your shares are held in an account at a brokerage firm or bank, you should follow the voting instructions on your proxy card.

What if I return my proxy card directly to the company, but do not provide voting instructions?

If a signed proxy card is returned to us without any indication of how your shares should be voted, votes will be cast “FOR” the election of the directors named in this Proxy Statement, “FOR” the described amendment and restatement of our 2001 Long-Term Incentive Plan and “FOR” the ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending January 28, 2007.

How many votes must be present to hold the Annual Meeting?

Shareholders holding a majority of our outstanding shares as of the record date must be present in person or by proxy at the Annual Meeting so that we may transact business. This is known as a quorum. Shares that are voted in person or by the Internet, telephone or signed proxy card, and abstentions and broker non-votes, will be included in the calculation of the number of shares considered to be present for purposes of determining whether there is a quorum at the Annual Meeting.

What is a broker non-vote?

The term broker non-vote refers to shares that are held of record by a broker for the benefit of the broker’s clients but that are not voted at the Annual Meeting on certain non-routine matters set forth in New York Stock Exchange, or NYSE, Rule 402.08(b) because a broker did not receive instructions from the broker’s clients on how to vote the shares and, therefore, was prohibited from voting the shares.

What is cumulative voting and when does it occur?

Cumulative voting is a system of shareholder voting to elect directors that allows a shareholder to cast all of the shareholder’s votes for a single director or multiple directors. If a shareholder requests that cumulative voting take place, then every shareholder entitled to vote may cumulate votes for director nominees, and you will be entitled to cast as many votes as are equal to the number of shares owned by you as of the record date multiplied by the number of directors to be elected. To engage in cumulative voting, a shareholder entitled to vote at the Annual Meeting must give notice of the shareholder’s intention to cumulate votes before voting begins. If that occurs, you may cumulate votes only with respect to the election of director nominees whose names were placed in nomination prior to the voting for directors. Cumulative votes may be cast for one director nominee or distributed among two or more director nominees. For example, if you owned 100 shares of our common stock as of the record date and ten directors were being elected, you would have 1,000 votes (100 shares multiplied by ten directors) to cast for one or more of the director nominees at the Annual Meeting.

A director elected by cumulative voting only can be removed without cause by the same cumulative voting standards.

As of the date of this Proxy Statement, we have not received notice that any shareholder has requested the ability to cumulate votes for directors.

How many votes are needed to elect directors?

The ten director nominees receiving the highest number of votes at the Annual Meeting will be elected as directors. This is called a plurality. Your proxy will be voted in accordance with your instructions. If no instructions are given, the proxy holders will vote “FOR” each of the director nominees. Since directors are elected by a plurality, broker non-votes and abstentions will have no effect on the outcome of the election.

How many votes are needed to approve Proposals 2 and 3?

Proposal 2, the amendment and restatement of our 2001 Long-Term Incentive Plan, and Proposal 3, the ratification of the selection of our independent registered public accounting firm, require the affirmative vote of a majority of the shares represented and voting at the Annual Meeting and a majority of the quorum required to transact business at the Annual Meeting. Proxy cards marked “abstain” and broker non-votes are not counted as votes cast. Proxy cards marked “abstain” or broker non-votes will have the effect of a “NO” vote on Proposal 2 and Proposal 3 if the number of affirmative votes cast for either proposal is a majority of the votes cast but does not constitute a majority of the quorum required to transact business at the Annual Meeting.

Are there any shareholder proposals this year?

No. We did not receive notice on or before December 21, 2005 of any shareholder proposals requesting inclusion in our Proxy Statement for the Annual Meeting or of any shareholder proposals to be raised at the Annual Meeting.

What if I want to change my vote(s)?

You may revoke your proxy prior to the close of voting at the Annual Meeting by any of the following methods:

•	sending written notice of revocation to our Secretary;

•	sending a signed proxy card bearing a later date to our Secretary; or

•	attending the Annual Meeting, revoking your proxy and voting in person.

What is householding?

Householding is a cost-cutting procedure used by us and approved by the Securities and Exchange Commission, or SEC. Under the householding procedure, we send only one Annual Report and Proxy Statement to shareholders of record who share the same address and last name, unless one of those shareholders notifies us that the shareholder would like a separate Annual Report and Proxy Statement. A shareholder may notify us that the shareholder would like a separate Annual Report and Proxy Statement by phone at 415-421-7900 or at the following mailing address: 3250 Van Ness Avenue, San Francisco, California 94109, Attention: Annual Report Administrator. If we receive such notification that the shareholder wishes to receive a separate Annual Report and Proxy Statement, we will promptly deliver such Annual Report and Proxy Statement. A separate proxy card is included in the materials for each shareholder of record. If you wish to update your participation in householding, you may contact your broker or our mailing agent, ADP Investor Communication Services, at 800-542-1061.

What if I received more than one proxy card?

If you received more than one proxy card, it means that you have multiple accounts with brokers and/or our transfer agent. You must complete each proxy card in order to vote all of your shares. If you are interested in consolidating your accounts, you may contact your broker or our transfer agent, Wells Fargo Shareowner Services, at 800-468-9716.

Who pays the expenses incurred in connection with the solicitation of proxies?

We pay all of the expenses incurred in preparing, assembling and mailing this Proxy Statement and the materials enclosed. We have retained Skinner & Company to assist in the solicitation of proxies at an estimated cost to us of $6,000. Some of our officers or employees may solicit proxies personally or by telephone or other means. None of those officers or employees will receive special compensation for such services.

PROPOSAL 1

ELECTION OF DIRECTORS

What is this proposal?

This is a proposal to elect our Board of Directors.

How many members are on our Board?

Our Board consists of ten members who are elected annually.

Has the Board determined which directors are independent?

The Board has determined that Sanjiv Ahuja, Adrian D.P. Bellamy, Adrian T. Dillon, Jeanne P. Jackson, Michael R. Lynch, Richard T. Robertson and David B. Zenoff meet the independence requirements of our “Policy Regarding Director Independence,” which is part of our Corporate Governance Guidelines. Accordingly, the Board has determined that none of these directors has a material relationship with us and that they are independent within the meaning of the NYSE and SEC director independence standards, as currently in effect. Further, our Board committees satisfy the independence requirements of the NYSE and SEC. The Board’s independence determination was based on information provided by our directors and discussions among our officers and directors.

How often did our Board meet in fiscal 2005?

During fiscal 2005, our Board held a total of 6 meetings. Each incumbent director who was a member of our Board during fiscal 2005 attended at least 75% of the total Board meetings and the meetings held by all committees of the Board on which such director served.

What is our policy for director attendance at the Annual Meeting?

Our policy is that directors who are up for election at our Annual Meeting should attend the Annual Meeting. All but one of the incumbent directors who was a member of our Board at the time of our 2005 Annual Meeting attended the meeting.

How can shareholders communicate with members of the Board?

Shareholders may send written communications to the Board or to any of the directors at the following address: Secretary, Williams-Sonoma, Inc., 3250 Van Ness Avenue, San Francisco, California 94109. All communications will be compiled by our Secretary and submitted to the Board or an individual director, as appropriate, on a periodic basis.

What will happen if a nominee is unwilling or unable to serve prior to the Annual Meeting?

Our Board has no reason to believe that any of the nominees will be unwilling or unable to serve as a director. However, should a nominee become unwilling or unable to serve prior to the Annual Meeting, our Nominations and Corporate Governance Committee would recommend another person or persons to be nominated by our Board to stand for election, and your proxies would be voted for the person or persons selected by the committee.

How are the directors compensated?

Directors do not presently receive any cash compensation for their service on our Board or Board committees. As their exclusive compensation relating to Board and Board committee service, non-employee directors are awarded stock options. Specifically, we grant each non-employee director an option to purchase 13,500 shares of our common stock upon the non-employee director’s initial election to our Board. We also grant to each non-employee director on the date of the Annual Meeting an option to purchase 12,500 shares of the company’s common stock (so long as the non-employee director has been serving on our Board for at least three months).

We also annually grant to the chairperson of the Audit and Finance Committee an option to purchase 3,000 shares of our common stock and to the chairpersons of the Compensation Committee and the Nominations and Corporate Governance Committee an option to purchase 1,000 shares of our common stock. The exercise price of these options is equal to the fair market value of our common stock on the date of the option grant. These options granted to our non-employee directors and committee chairpersons vest one year from the date of grant. In addition, we reimburse travel expenses related to attending Board, committee or our business meetings and offer discounts on our merchandise to all non-employee directors and their spouses.

Does the Board hold executive sessions?

It is the Board’s policy to have a separate meeting time for independent directors, typically during the regularly scheduled Board meetings. The executive sessions are led by the chairperson of the Nominations and Corporate Governance Committee of the Board, an independent director. The chairperson of the Nominations and Corporate Governance Committee is currently Michael R. Lynch.

Are there any family or other special relationships among the director nominees and our executive officers?

No. There are no family or special relationships between any director nominee or executive officer and any other director nominee or executive officer. There are no arrangements or understandings between any director nominee or executive officer and any other person pursuant to which he or she has been or will be selected as our director and/or executive officer.

Were any incumbent directors not elected at the 2005 Annual Meeting?

Yes. David B. Zenoff was appointed to the Board on August 17, 2005. Dr. Zenoff was identified by the Chairman of our Board, and his candidacy was reviewed by the Nominations and Corporate Governance Committee and the full Board.

Information Regarding the Director Nominees

The following table sets forth information, as of March 24, 2006, with respect to each director nominee. Each director nominee furnished the biographical information set forth below.

Executive Officers:

Nominee	Director Since	Position with the Company and Recent Business Experience
W. Howard Lester Age 70	1979	• Chairman since 1986
		• Chief Executive Officer, 1979 – 2001
		• Director of Harold’s Department Stores, Inc. (retail sales)

Edward A. Mueller Age 58	1999	• Chief Executive Officer since 2003
		• President and Chief Executive Officer, Ameritech (telecommunications), 2000 – 2002
		• President, SBC International Operations (telecommunications), 1999 – 2000

Patrick J. Connolly Age 59	1983	• Executive Vice President, Chief Marketing Officer since 2000
		• Executive Vice President, General Manager, Catalog, 1995 – 2000

Independent Directors:

Nominee	Director Since	Position with the Company and Recent Business Experience
Sanjiv Ahuja Age 49	2003	• Member of the Nominations and Corporate Governance Committee
		• Chief Executive Officer, Orange SA (wireless communications) since 2004
		• Chief Operating Officer, Orange SA, 2003 – 2004
		• Chief Executive Officer, Comstellar Technologies (telecommunications), 2000 – 2003
		• President, Telcordia Technologies (telecommunications), 1997 – 2000
		• Director of Mobistar S.A. (telecommunications)

Adrian D.P. Bellamy Age 64	1997	• Chairman of the Compensation Committee and member of the Nominations and Corporate Governance Committee
		• Executive Chairman and Director of The Body Shop International PLC (personal care products) since 2002
		• Chairman and Director of Reckitt Benckiser PLC (household, personal, health and food products)
		• Director of Gap Inc. (clothing)

Adrian T. Dillon Age 52	2005	• Chairman of the Audit and Finance Committee
		• Executive Vice President Finance and Administration, Chief Financial Officer, Agilent Technologies, Inc. (technology testing and analysis solutions) since 2001
		• Executive Vice President and Chief Financial and Planning Officer, Eaton Corporation (diversified industrial manufacturing), 1997 – 2001

Jeanne P. Jackson Age 54	2003	• Member of the Audit and Finance Committee and Compensation Committee
		• Founding Partner, MSP Capital (strategy and investment services) since 2002
		• President and Chief Executive Officer, Walmart.com (on-line retail), 2000 – 2002
		• President and Chief Executive Officer, Banana Republic, division of Gap Inc. (clothing), 1995 – 2000
		• President and Chief Executive Officer, Gap Inc. Direct, division of Gap Inc., 1998 – 2000
		• Director of:
		• McDonald’s Corporation (fast food)
		• Nike, Inc. (athletic apparel)
		• Nordstrom, Inc. (apparel)

Michael R. Lynch Age 54	2000	• Chairman of the Nominations and Corporate Governance Committee and member of the Audit and Finance Committee
		• Advisory Board Member, GSC Partners (investment advisor) since 2005
		• Managing Director, Goldman, Sachs & Co. (investment banking), 1996 – 2005

Richard T. Robertson Age 60	2000	• Member of the Compensation Committee
		• President, Warner Bros. Domestic Television Distribution (entertainment) since 1989

David B. Zenoff Age 68	2005	• Member of the Nominations and Corporate Governance Committee • President, David B. Zenoff and Associates, Inc. since 1973

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF ALL OF THE DIRECTORS LISTED ABOVE.

What is our Director Emeritus program, and when was it initiated?

In 2003, we initiated our Director Emeritus program for directors who have, in the opinion of the Board, provided long and meritorious service as members of the Board. Individuals who accept appointment to the position of Director Emeritus agree to provide advisory and consulting services on such business matters as the Board may determine. These individuals may attend meetings of the Board, but do not vote on Board matters.

Information Regarding Directors Emeriti

The following table sets forth information, as of March 24, 2006, with respect to each Director Emeritus.

Director Emeritus	Director Emeritus Since	Position with the Company and Business Experience
Charles E. Williams	2003	• Director, 1973 – 2003
Age 90		• Vice Chairman, 1986 – 2003
		• Founder

James A. McMahan	2003	• Director, 1979 – 2003
Age 83		• Chief Executive Officer of McMahan Furniture Stores (furniture), 1947 – 1999

What are the committees of our Board?

Our Board has the following committees, with the following members as of April 14, 2006:

Committee and Members	Functions of Committee	Number of Meetings in Fiscal 2005
Audit and Finance: Adrian T. Dillon, Chairman Jeanne P. Jackson Michael R. Lynch	• Assists our Board in its oversight of: the integrity of our financial statements; the qualifications, independence and performance of our independent auditor; the performance of our internal audit function; and compliance by us with legal and regulatory requirements; • Prepares the report that the Securities and Exchange Commission rules require to be included in our annual proxy statement; and • Oversees the financial impact of selected strategic initiatives and reviews selected financing, dividend and stock repurchase policies and plans.	6

Compensation: Adrian D.P. Bellamy, Chairman Jeanne P. Jackson Richard T. Robertson	• Reviews and determines our executive officers’ compensation; • Reviews and determines our general compensation goals and guidelines for our employees; • Reviews and determines our compensation policy for our non-employee directors; and • Administers certain of our compensation plans and provides assistance and recommendations with respect to other compensation plans.	5

Committee and Members	Functions of Committee	Number of Meetings in Fiscal 2005
Nominations and Corporate Governance: Michael R. Lynch, Chairman Sanjiv Ahuja Adrian D.P. Bellamy David B. Zenoff	• Reviews and recommends corporate governance policies; • Identifies and makes recommendations for nominees for director and considers criteria for selecting director candidates; • Considers shareholders’ director nominations; and • Evaluates the performance of our Chief Executive Officer and oversees the evaluation of the performance of our management and our Board.	6

Will our Nominations and Corporate Governance Committee consider nominees recommended by shareholders?

Yes. Our Nominations and Corporate Governance Committee will consider nominees recommended by shareholders provided that such nominees are submitted pursuant to the procedures and timelines described in the “Nominations and Corporate Governance Committee Report” and “Shareholder Proposals” sections of this Proxy Statement.

Are there any disclosures relating to Compensation Committee interlocks and insider participation?

During fiscal 2005, none of our executive officers served as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board or Compensation Committee.

PROPOSAL 2

AMENDMENT AND RESTATEMENT OF OUR 2001 LONG-TERM INCENTIVE PLAN

What is this proposal?

This is a proposal to amend and restate our 2001 Long-Term Incentive Plan, so that we can use it to attract and retain employees to achieve our goals and also receive a federal income tax deduction for certain compensation paid under the plan. The amended and restated plan is attached to this Proxy Statement as Exhibit A.

Has our Board approved the amended and restated plan?

On March 15, 2006, our Board approved the amended and restated plan, subject to approval from our shareholders at the Annual Meeting. Our named executive officers and directors have an interest in this proposal.

What changes are being made to the current plan?

The amended and restated plan includes a number of changes. The term of the amended and restated plan has been extended to March 15, 2016, which is ten years from the date our Board adopted the amendment and restatement, unless the plan is terminated earlier by the Board. The amended and restated plan will also increase the number of authorized shares of our common stock available for grant by 6,000,000 shares to 14,500,000 shares and will provide that any shares that remain available for issuance in our 1993 Stock Option Plan and our 2000 Nonqualified Stock Option Plan as of March 15, 2006 up to a maximum of 705,743 shares, and any shares subject to outstanding options under these plans that subsequently expire unexercised, up to a maximum of 754,160 shares, will instead be added to the pool of available shares under the 2001 Long-Term Incentive Plan. The 1993 Stock Option Plan and the 2000 Nonqualified Stock Option Plan will no longer be used to grant future awards.

The amended and restated plan no longer will provide that no more than 30% of the shares available under the plan may be issued as restricted stock or deferred stock awards. Instead, the shares now available for issuance under the plan will be reduced by one and nine-tenths shares for every one share issued subject to a restricted stock, restricted stock unit or deferred stock award that is granted with a purchase or exercise price of less than 100% of the fair market value after the date of this amendment and restatement. Currently, issuances of these awards reduce the pool of shares available for future issuance by only one share for each share subject to the award.

The plan previously was amended to clarify that awards of restricted stock units and stock-settled stock appreciation rights may be granted under the plan. However, the amended and restated plan is additionally amended to permit us to grant dividend equivalents. The per person limits on stock options that may be granted in one calendar year now will represent a joint per person limit on stock options and stock-settled stock appreciation rights. When a stock appreciation right is exercised, the amended and restated plan requires that all shares subject to the exercised portion of the stock appreciation right (and not just the number of shares paid out under the award) will reduce the reserve of shares available for future issuance under the plan on a one to one basis. The per person limits on restricted stock, restricted stock units and deferred stock awards that may be granted in one calendar year now will represent a joint per person limit on restricted stock, restricted stock units and deferred stock awards, and will be increased from 200,000 to 400,000.

The amended and restated plan also now requires that future awards of restricted stock, restricted stock units and deferred stock awards have minimum vesting schedules: if the award vests upon the achievement of performance objectives, the minimum period in which the award could vest in full will be one year; if the award vests upon the recipient’s continued service to us, then the award may not vest in full in less than three years, except that the vesting of any award can be accelerated as a result of a merger or similar corporate event. In addition, to avoid potentially adverse accounting consequences to us, the amended and restated plan provides that no award may be cashed out in the event of a merger or similar corporate event and that, other than dividend equivalents, no awards may be paid out in cash.

Finally, the amended and restated plan provides that the performance goals that the administrative committee may apply to an award may apply to either the company, one of our business units, a product line or specific markets. The administrative committee’s evaluation of performance goals shall be appropriately adjusted to exclude any extraordinary non-recurring items or the effect of any changes in accounting principles affecting our (or the applicable business unit’s) reported results.

The changes will help us to achieve our goal of attracting, retaining and motivating our talented employees. The amended and restated plan will also help us to increase shareholder value by giving us the expanded ability to link some of the vesting of awards to our performance and, as noted above, may help us avoid adverse accounting treatment that could be imposed with respect to awards that may be paid in cash. We should also be able to receive a federal income tax deduction for certain compensation paid under the plan.

How many shares are available for issuance under the amended and restated plan?

The plan initially allowed for the grant of up to 5,000,000 shares of our common stock and an additional 3,500,000 shares were authorized in May 2004, for a total of 8,500,000 shares. As of March 24, 2006, 5,878,846 of these reserved shares were subject to outstanding options and 1,643,315 of these reserved shares remained available for grant. The amended and restated plan will increase the number of shares reserved for grant by 6,000,000 shares, plus any shares that remain available for issuance in our 1993 Stock Option Plan and our 2000 Nonqualified Stock Option Plan as of March 15, 2006, up to a maximum of 705,743 shares, plus any shares subject to outstanding options under these plans that subsequently expire unexercised, up to a maximum of 754,160 shares. No future awards will be granted under the 1993 Stock Option Plan or the 2000 Nonqualified Stock Option Plan.

The amended and restated plan no longer will provide that no more than 30% of the shares available under the plan may be issued as restricted stock or deferred stock awards. Instead, the shares now available for issuance under the plan will be reduced by one and nine-tenths shares for every one share issued subject to a restricted stock, restricted stock unit or deferred stock award that is granted with a purchase or exercise price of less than 100% of fair market value after the date of this amendment and restatement. Currently, issuances under these awards reduce the pool of shares available for future issuance by only one share for each share subject to the award. Shares subject to stock options and stock appreciation rights reduce the pool of shares available for future grant by one share for every share subject to the award. When a stock appreciation right is exercised, all shares subject to the exercised portion of the stock appreciation right (and not just the number of shares paid out under the award) will reduce the reserve of shares available for future issuance under the plan on a one to one basis. Shares used to pay the exercise price of a stock option or used to satisfy tax withholding obligations shall not become available for future grant under the plan. Any payout of dividend equivalents will not reduce the number of shares available for issuance under the plan, because such awards are payable in cash. Similarly, the forfeiture of dividend equivalents will not increase the number of shares available for issuance under the plan.

SUMMARY OF THE AMENDED AND RESTATED PLAN

The following questions and answers provide a summary of the principal features of the amended and restated plan and its operation. This summary is qualified in its entirety by the 2001 Long-Term Incentive Plan attached hereto as Exhibit A.

What types of awards are available under the plan?

We may grant the following types of incentive awards under the plan: (i) stock options; (ii) restricted stock; (iii) restricted stock units; (iv) stock appreciation rights that are settled in shares; and (v) deferred stock awards.

Who administers the plan?

A committee of at least two non-employee members of our Board administers the plan. To make grants to our officers or directors, the members of the committee must qualify as “non-employee directors” under Rule 16b-3 of the Securities Exchange Act of 1934, as amended. Members of the committee must also qualify as “outside directors” under Section 162(m) of the Internal Revenue Code so that we can receive a federal tax deduction for certain compensation paid under the plan to our Chief Executive Officer and the next four highest paid employees. The committee may delegate its authority under the plan to two or more members of the Board, but only with respect to grants to certain of our employees with a corporate rank below senior vice president.

What are the powers of the committee?

Subject to the terms of the plan, the committee has the sole discretion to: (i) select the employees and directors who will receive awards; (ii) determine the terms and conditions of awards such as the exercise price and vesting schedule; and (iii) interpret the provisions of the plan and outstanding awards. The committee may not reduce the exercise price of stock options or stock appreciation rights, nor may it allow employees to cancel an existing stock option or stock appreciation right in exchange for a new award, without prior consent from our shareholders.

Who is eligible to receive awards?

The committee selects the employees and non-employee directors who will be granted awards under the plan. In addition, our non-employee directors receive awards under the plan as compensation for Board service. The actual number of employees and non-employee directors who will receive an award under the plan cannot be determined in advance because the committee has the discretion to select the participants. As of March 14, 2006, 469 employees and seven non-employee directors were eligible to participate in the plan.

What awards may non-employee directors receive?

Non-employee directors are eligible for any of the awards available under the plan. In addition, our non-employee directors will receive annual awards under the non-employee director award program portion of the plan, in connection with their service on our Board. The plan previously was amended to provide that such annual awards may be of nonqualified stock options or such other awards as the committee determines.

Pursuant to the non-employee director award program portion of the plan, each new non-employee director will receive an option to purchase a number of shares of our common stock determined by the committee, or such other awards as the committee determines, upon his or her election to the Board and annually thereafter on the date of our Annual Meeting provided that he or she has then served as a non-employee director for at least three months. For 2006, each new non-employee director will receive an option to purchase 13,500 shares of our common stock upon the director’s election to the Board and each continuing non-employee director who has served as a non-employee director for at least three months will receive an option to purchase 12,500 shares of our common stock. In addition, the chairperson of the Audit and Finance Committee will receive an option to purchase 3,000 shares of our common stock and the chairperson of each of the Compensation and Nominations and Corporate Governance Committees will receive an option to purchase 1,000 shares of our common stock. The exercise price of each option granted to a non-employee director shall be equal to 100% of the fair market value on the date of grant of the shares covered by the option. Subject to the terms of the plan, the committee determines the other terms and conditions applicable to the options.

What is a stock option?

A stock option is the right to acquire shares of our common stock at a fixed exercise price for a fixed period of time. Under the plan, the committee may grant nonqualified stock options and incentive stock options. Our practice has been to grant nonqualified stock options under the plan. The committee will determine the number of shares covered by each option, but the committee may not grant more than an aggregate of 1,000,000 shares covered by options or stock appreciation rights to any one person during any calendar year.

What is the exercise price of an option?

The exercise price of the shares subject to each option is set by the committee, but cannot be less than 100% of the fair market value on the date of grant of the shares covered by the option. With respect to an incentive stock option granted to a 10% shareholder, the exercise price cannot be less than 110% of the fair market value on the date of grant of the shares covered by the option.

When can an option be exercised?

An option granted under the plan generally cannot be exercised until it vests. The committee establishes the vesting schedule of each option at the time of grant. Options granted under the plan expire at the times established by the committee, but not later than 10 years after the grant date (and not later than 5 years after the grant date in the case of an incentive stock option granted to an optionee who is a 10% shareholder). Except as the committee may otherwise provide, stock options generally may be exercised, to the extent vested, for 90 days after the optionee ceases to provide services to us for any reason other than death or disability. If the optionee ceases to provide services to us as a result of his or her death or disability, or the optionee dies within 30 days after the optionee ceases to be an employee, the option generally may be exercised, to the extent vested, for 180 days after the optionee’s death or date of termination as a result of disability.

How can optionees pay us for the exercise price of an option?

The exercise price of each option granted under the plan may be paid by any of the methods included in a participant’s option agreement. Such methods may include payment by (i) cash, (ii) certified or bank check, (iii) through the tender of shares that are already owned by the participant, (iv) through a cashless exercise, or (v) through a net exercise. The participant must pay any taxes we are required to withhold at the time of exercise. If permitted by the committee, such taxes may be paid through the withholding of shares issued as a result of an award’s exercise.

What is restricted stock?

Restricted stock awards are shares of our common stock granted to participants subject to vesting in accordance with the terms and conditions established by the committee. Awards of restricted stock may be granted at no cost to the participant. The committee will determine the number of shares of restricted stock granted to any participant, but no participant may be granted more than an aggregate of 400,000 shares covered by awards of restricted stock, restricted stock units or deferred stock awards during any calendar year.

How does restricted stock vest?

Vesting of restricted stock awards may be based on the achievement of performance goals established by the committee or on continued service to us. The shares available for issuance under the plan will be reduced by one and nine-tenths shares for every one share issued subject to a restricted stock award that is granted with a purchase or exercise price of less than 100% of fair market value after the date of this amendment and restatement, and if such an award is forfeited, canceled or otherwise terminated without vesting, the reserve of shares available for future awards will be replenished as to one and nine-tenths shares for every one share subject to the forfeited, canceled or terminated portion of the award.

The committee determines the vesting schedule of restricted stock awards. However, the amended and restated plan requires that future grants of restricted stock awards will vest in full no earlier than three years from the award grant date if the award will vest based solely on continued service to us, and no earlier than one year from the award grant date if the award will not vest based solely on continued service to us. Subject to the minimum vesting requirements, the committee generally has the authority to accelerate the vesting of any award. However, regardless of the minimum vesting requirement, the vesting of any award can be accelerated as a result of a merger or similar corporate event.

What is a restricted stock unit?

Restricted stock units are essentially the same as awards of restricted stock, except that instead of the shares being issued immediately and then being subject to forfeit or repurchase until vested, the shares or other payments for the award are not actually issued unless and until the award vests. Awards of restricted stock units may be granted at no cost to the participant. The committee will determine the number of restricted stock units granted to any participant, but no participant may be granted more than an aggregate of 400,000 shares covered by awards of restricted stock units, restricted stock or deferred stock awards during any calendar year. Upon the grant of an award of restricted stock units, the recipient will receive an award agreement that specifies the terms and conditions of the award, including the number of restricted stock units granted and the terms, conditions and restrictions related to the award.

How do restricted stock units vest?

Vesting of restricted stock unit awards may be based on the achievement of performance goals established by the committee or on continued service to us. The shares available for issuance under the plan will be reduced by one and nine-tenths shares for every one share issued subject to a restricted stock unit award that is granted with a purchase or exercise price of less than 100% of fair market value after the date of this amendment and restatement, and if such an award is forfeited, canceled or otherwise terminated without vesting, the reserve of shares available for future awards will be replenished as to one and nine-tenths shares for every one share subject to the forfeited, canceled or terminated portion of the award.

The committee determines the vesting schedule of restricted stock unit awards. However, the amended and restated plan requires that future grants of restricted stock unit awards will vest no earlier than three years from the award grant date if the award will vest based solely on continued service to us, and no earlier than one year from the award grant date if the award will not vest based solely on continued service to us. Subject to the minimum vesting requirements, the committee generally has the authority to accelerate the vesting of any award. However, regardless of the minimum vesting requirement, the vesting of any award can be accelerated as a result of a merger or similar corporate event.

What is a stock-settled stock appreciation right?

A stock-settled stock appreciation right is an award that allows the recipient to receive the appreciation in fair market value between the date of the grant and the exercise date for the number of shares as to which the right is exercised, which is payable only in shares of our common stock. Thus, a stock appreciation right will have value only if the shares increase in value after the date of grant. The increased appreciation will be paid with shares of our common stock of equivalent value. The committee determines the terms of the stock appreciation right, including when the right becomes exercisable. The same expiration rules that apply to options generally also apply to stock appreciation rights. The committee will determine the number of shares covered by each stock appreciation right, but the committee may not grant more than an aggregate of 1,000,000 shares covered by stock appreciation rights or options to any one person during any calendar year.

A stock appreciation right granted under the plan generally cannot be exercised until it vests. The committee establishes the vesting schedule of each stock appreciation right at the time of grant.

Upon the grant of an award of stock appreciation rights, the recipient will receive an award agreement that specifies the terms and conditions of the award, including the number of shares subject to the stock appreciation right and the terms, conditions and restrictions related to the award.

What is the exercise price of a stock appreciation right?

The exercise price of the shares subject to each stock appreciation right is set by the committee, but cannot be less than 100% of the fair market value on the date of grant of the shares covered by the stock appreciation right.

What is a dividend equivalent right?

Dividend equivalent rights are credits, payable in cash and granted at the discretion of the committee, to the account of a participant. The credit is payable in an amount equal to the cash dividends paid on one share for each share represented by an award held by the participant.

What is a deferred stock award?

A deferred stock award is an award of a right to receive shares of common stock at the end of a specified deferral period determined by the committee or the participant. The committee may determine that the right to the award vests based on continued service to us or on the achievement of specific performance goals established by the committee. The committee determines the vesting schedule of deferred stock awards. However, the amended and restated plan requires that future grants of deferred stock awards will vest no earlier than three years from the award grant date if the award will vest based solely on continued service to us, and no earlier than one year from the award grant date if the award will not vest based solely on continued service to us. Subject to the minimum vesting requirements, the committee generally has the authority to accelerate the vesting of any award. However, regardless of the minimum vesting requirement, the vesting of any award can be accelerated as a result of a merger or similar corporate event.

The participant may defer receipt of the shares beyond vesting (for instance, until termination of employment or other specified time). Deferred stock awards may allow participants to defer income tax until the receipt of the shares (please refer to the questions and answers below dealing with tax consequences of deferred stock awards).

The shares available for issuance under the plan will be reduced by one and nine-tenths shares for every share issued subject to a deferred stock award, and if the award is forfeited, canceled or otherwise terminated, the reserve of shares available for future awards will be replenished as to one and nine-tenths shares for every one share subject to the forfeited, canceled or terminated portion of the award.

The committee will determine the number of shares of deferred stock awards granted to any participant, but no participant may be granted more than an aggregate of 400,000 shares covered by awards of deferred stock awards, restricted stock or restricted stock units during any calendar year.

May a participant elect to further defer shares covered by a deferred stock award?

If the committee permits it, a participant may elect to further defer receipt of the shares payable under a deferred stock award for an additional specified period or until a specified event, if the election is made in accordance with the requirements of Section 409A of the Internal Revenue Code.

What are performance goals?

We have designed the plan so that it permits us to pay compensation that qualifies as performance-based under Section 162(m) of the Internal Revenue Code. This allows the committee to make performance goals applicable to a participant with respect to an award. At the committee’s discretion, one or more of the following performance goals may apply: (i) annual revenue; (ii) cash position; (iii) earnings per share; (iv) net income; (v) operating cash flow; (vi) operating income; (vii) return on assets; (viii) return on equity; (ix) return on sales; and (x) total shareholder return. Except for total shareholder return, these performance goals may apply to either the company, one of our business units, a product line or specific markets. The committee’s evaluation of performance goals, shall be appropriately adjusted to exclude any extraordinary non-recurring items or the effect of any changes in accounting principles affecting our (or the applicable business unit’s) reported results.

What happens to awards that expire or are forfeited?

If an award expires or is canceled or otherwise terminated without having been fully exercised or vested, the unvested, expired, canceled or otherwise terminated shares generally will be returned to the available pool of shares reserved for issuance under the plan. However, the available pool of shares reserved for issuance under the plan will be reduced by one and nine-tenths shares for every share issued subject to an award of restricted stock, restricted stock units or deferred stock, so if such an award expires or is canceled or otherwise terminated without vesting, the reserve of shares available for future awards will be replenished as to one and nine-tenths shares for every one share subject to the expired, canceled or terminated portion of the award.

Any payout of dividend equivalents will not reduce the number of shares available for issuance under the plan, because such awards are payable in cash. Similarly, the forfeiture of dividend equivalents will not increase the number of shares available for issuance under the plan.

What happens if our capital structure changes as a result of a stock split or other similar event?

If we experience a change in our capital structure as a result of a stock dividend, reorganization, merger, consolidation, sale of all or substantially all of our assets, recapitalization, reclassification, stock split, reverse stock split, stock dividend or other similar transaction, the committee may make an appropriate or proportionate adjustment to (i) the maximum number of shares available for issuance under the plan, (ii) the per person limits on awards, (iii) the number and kind of shares subject to outstanding awards, and (iv) the exercise price of outstanding awards, as appropriate to reflect the change to our capital structure.

What happens in the event of a merger or similar transaction?

In the event that we (i) merge or consolidate with another corporation, (ii) sell all or substantially all of our assets, (iii) reorganize, (iv) liquidate, or (v) dissolve, the committee may, in its discretion, provide that outstanding awards will be assumed or substituted for by the successor corporation or provide that all outstanding awards will accelerate vesting and terminate immediately prior to the consummation of the transaction. In the event of the acceleration and termination of awards in lieu of assumption or substitution, awards other than options and stock appreciation rights will be settled in securities in an amount determined by the committee after taking into consideration the amount per share received by shareholders in the transaction (that is, the transaction price). Under such circumstances, options and stock appreciation rights will be settled in securities in an amount per share equal to the transaction price minus the aggregate exercise price of such options or stock appreciation rights.

Can awards be transferred by the participant?

Incentive stock options are not transferable, other than by will or by the applicable laws of descent and distribution. Unless otherwise determined by the committee, other awards (including nonqualified stock options) granted under the plan will not be transferable, other than by will or by the applicable laws of descent and distribution.

What are the federal tax consequences to participants as a result of receiving an award under the plan?

The following paragraphs are a summary of the general federal income tax consequences to U.S. taxpayers resulting from awards granted under the plan. Tax consequences for any particular individual may be different.

Nonqualified Stock Options

No taxable income generally is reportable when a nonqualified stock option is granted to a participant. Upon exercise, the participant generally will recognize ordinary income in an amount equal to the difference between the fair market value of the purchased shares on the exercise date and the exercise price of the option. Any additional gain or loss recognized upon any later disposition of the shares would be a capital gain or loss. As a result of Section 409A of the Internal Revenue Code (“Section 409A”), however, nonstatutory stock options granted with an exercise price below the fair market value of the underlying stock may be taxable to participants before exercise of an award. As of the date of this proxy, the IRS has not clarified how such awards will be taxed.

Incentive Stock Options

No taxable income is reportable when an incentive stock option is granted or exercised, unless the alternative minimum tax rules apply, in which case taxation will occur in the year of exercise. If the participant exercises the option and then later sells or otherwise disposes of the shares more than two years after the grant date and more than one year after the exercise date, the difference between the sale price and the exercise price will be taxed as a capital gain or loss. If the participant exercises the option and then later sells or otherwise disposes of the shares before the end of the two or one year holding periods described above, the participant generally will have ordinary income at the time of the sale equal to the difference between the fair market value of the shares on the exercise date, or the sale price, if less, and the exercise price of the option. Any additional gain or loss generally will be taxable at long-term or short-term capital gain rates, depending on whether the participant has held the shares for more than one year.

Restricted Stock

A participant will not recognize taxable income upon the grant of restricted stock unless the participant elects to be taxed at that time. Instead, a participant generally will recognize ordinary income at the time of vesting equal to the difference between the fair market value of the shares on the vesting date and the amount, if any, paid for the shares. However, the recipient of a restricted stock award may elect, through a filing with the Internal Revenue Service, to recognize income at the time he or she receives the award in an amount equal to the fair market value of the shares underlying the award (less any cash paid for the shares) on the date the award is granted.

Restricted Stock Units

A participant will not recognize taxable income upon grant of restricted stock units unless the participant elects to be taxed at that time. Instead, the participant generally will recognize ordinary income at the time of vesting equal to the fair market value of the shares on the vesting date less the amount, if any, paid for the shares.

Stock Appreciation Rights

A participant generally will not recognize taxable income upon the grant of a stock appreciation right. Upon exercise, the participant generally will recognize ordinary income in an amount equal to the fair market value of any shares received. Any additional gain or loss recognized upon any later disposition of the shares would be a capital gain or loss. As a result of Section 409A, however, stock appreciation rights granted with an exercise price below the fair market value of the underlying stock may be taxable to the participant before exercise of an award. As of the date of this proxy, how such awards will be taxed is unclear.

Dividend Equivalents

A participant generally will recognize ordinary income each time a dividend is paid pursuant to the dividend equivalent in an amount equal to the fair market value of the dividend received. If the dividends are deferred, additional requirements must be met to ensure that the dividend is taxable upon actual delivery of the shares, instead of the grant of the dividend.

Deferred Stock Awards

A participant generally will not have taxable income upon the grant of a deferred stock award. Instead, a participant generally will recognize ordinary income at the time of the receipt of the shares subject to the award equal to the difference between the fair market value of the shares at the time of receipt and the amount, if any, paid for the shares. However, a participant will be subject to employment taxes (FICA and, where applicable, state disability insurance taxes) at the time a deferred stock award vests, even if the participant has not yet received the shares subject to the award. We do not guarantee the federal or state income tax treatment of the deferred amounts. If the Internal Revenue Service successfully asserts that the deferral was ineffective, the recipient could be liable for taxes, interest and penalties. In addition, the recipient could be liable for additional penalties and interest as a result of Section 409A.

What are the tax effects to us as a result of grants of awards under the plan?

We generally will be entitled to a tax deduction in connection with an award under the plan in an amount equal to the ordinary income realized by a participant at the time the participant recognizes such income, such as when a participant exercises a nonqualified stock option. Special rules limit the deductibility of compensation paid to our Chief Executive Officer and to each of our four most highly compensated executive officers. Under

Section 162(m) of the Internal Revenue Code, the annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000. However, we can preserve the deductibility of certain compensation in excess of $1,000,000 if the conditions of Section 162(m) are met. These conditions include: (i) shareholder approval of the plan; (ii) setting limits on the number of awards that any individual may receive; and (iii) establishing performance criteria that must be met before the award actually will vest or be paid. The plan has been designed to permit the committee to grant awards that qualify as performance-based for purposes of satisfying the conditions of Section 162(m), thereby permitting us to continue to receive a federal income tax deduction in connection with such awards.

How can we amend or terminate the plan?

The Board generally may amend or terminate the plan at any time and for any reason. Amendments will be contingent on shareholder approval if required by applicable law, stock exchange listing requirements or if so promised by the Board. By its terms, the amended and restated plan will automatically terminate on March 15, 2016, which is 10 years from the date the Board approved the amended and restated plan.

Why do we recommend that the 2001 Long-Term Incentive Plan be amended and restated?

We believe that the amended and restated plan is essential to our continued success. Our employees are our most valuable asset. Stock options and other awards such as those provided under the plan will substantially assist us in continuing to attract and retain employees and non-employee directors in the extremely competitive labor markets in which we compete. Such awards also are crucial to our ability to motivate employees to achieve our goals. We will benefit from increased stock ownership by selected executives, other employees and non-employee directors. The increase in the reserve of common stock available under the plan will enable us to grant such awards to executives, other eligible employees and our non-employee directors.

What vote is required to approve this proposal?

To approve this proposal, a majority of the shares represented and voting at the Annual Meeting and a majority of the quorum required to transact business at the Annual Meeting must vote “FOR” this proposal.

Brokers and other nominees that are NYSE member organizations are prohibited from voting in favor of proposals relating to equity compensation plans, such as the amended and restated 2001 Long-Term Incentive Plan, unless they receive specific instructions from the beneficial owner of the shares to vote on such matters. Therefore, for any of your shares held through a broker or other nominee that is a NYSE member organization, such shares will only be voted on this proposal if you have provided specific voting instructions to your broker or other nominee on how to vote your shares. As a result, proxy cards marked “abstain” and broker non-votes are not counted as votes cast.

If approved, when would the amended and restated plan become effective?

The amended and restated plan would become effective upon shareholder approval at the Annual Meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE 2001 LONG-TERM INCENTIVE PLAN.

PROPOSAL 3

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

What is this proposal?

This is a proposal to ratify the selection of Deloitte & Touche LLP, or Deloitte, as our independent registered public accounting firm for the fiscal year ending January 28, 2007. The Audit and Finance Committee selected Deloitte as our independent registered public accounting firm for the year ending January 28, 2007, subject to ratification by our shareholders. Although shareholder ratification of our independent registered public accounting firm is not required by law, as a matter of corporate governance we are requesting that our shareholders ratify such selection.

What relationship does Deloitte currently have with us?

Deloitte has audited our financial statements for the last twenty-six years. Based in part upon information provided by Deloitte, the Audit and Finance Committee determined that Deloitte is independent under applicable independence standards.

Will a Deloitte representative be present at the Annual Meeting?

A Deloitte representative will be present at the Annual Meeting and will have the opportunity to make a statement. Deloitte’s representative will be available to respond to appropriate questions.

What services did Deloitte provide in fiscal 2005?

Deloitte’s services for fiscal 2005 included: the issuance of an opinion on (i) our annual consolidated financial statements, (ii) management’s assessment of our internal control, (iii) the effectiveness of our internal control and (iv) our associate stock incentive plan; review of our quarterly consolidated financial statements; review of our internal control over financial reporting; and audit services related to periodic filings made with the SEC. In fiscal 2005, Deloitte also performed certain audit-related and tax services, and discussed certain matters with our Audit and Finance Committee, in each case as more fully described in the Audit and Finance Committee Report and the Audit and Related Fees section below.

What vote is required to approve this proposal?

To approve this proposal, a majority of the shares represented and voting at the Annual Meeting and a majority of the quorum required to transact business at the Annual Meeting must vote “FOR” this proposal.

What will happen if shareholders vote against this proposal?

If shareholders vote against this proposal, we will consider interviewing other independent registered public accounting firms. There can be no assurance, however, that we will choose to appoint another independent registered public accounting firm even if this proposal is not approved.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING JANUARY 28, 2007.

INFORMATION CONCERNING EXECUTIVE OFFICERS

This table provides certain information about our executive officers as of March 24, 2006. The executive officers are elected by our Board and serve at the pleasure of our Board, subject to rights, if any, under employment contracts.

Name	Position with the Company and Business Experience

W. Howard Lester Age 70	*

Edward A. Mueller Age 58	*

Laura J. Alber Age 37	• President, Pottery Barn Brands since 2002
• Executive Vice President, Pottery Barn, 2000 – 2002
• Senior Vice President, Pottery Barn Catalog and Pottery Barn Kids Retail, 1999 – 2000

Patrick J. Connolly Age 59	*

David M. DeMattei Age 49	• President, Emerging Brands since 2003
• President, North America Retail and Wholesale Divisions of Coach, Inc. (luxury goods), 1998 – 2003

Seth R. Jaffe Age 49	• Senior Vice President, General Counsel and Secretary since 2003
• Vice President, Deputy General Counsel, 2002 – 2003
• Senior Vice President and General Counsel of CareThere, Inc. (healthcare technology), 2000 – 2001
• Chief Counsel, Levi Strauss & Co. (apparel), 1996 – 1999

Sharon L. McCollam Age 43	• Executive Vice President, Chief Financial Officer since 2003
• Senior Vice President, Chief Financial Officer, 2000 – 2003
• Vice President, Finance, 2000
• Chief Financial Officer of Dole Fresh Vegetables, Inc. (food products), 1996 – 2000

Vivian M. Stephenson Age 69	• Chief Operating Officer since 2003
• Chief Information Officer, 2003
• Technology Consultant to Target Corporation (consumer goods), Apple Computer, Inc. (computers) and Williams-Sonoma, Inc., 2000 – 2003
• Executive Vice President and Chief Information Officer of Target Corporation, 1999 – 2000

*	Biographical information can be found in the table under the section titled “Information Regarding the Director Nominees” within this Proxy Statement.

Executive Compensation

This table sets forth the annual and long-term compensation earned by our Chief Executive Officer and our four other most highly compensated executive officers during fiscal 2005. These individuals are collectively known as our named executive officers.

Summary Compensation Table

Name and Principal Position	Year(1)	Annual Compensation(2)		Other Annual Compensation		Long-Term Compensation Awards			All Other Compensation
						Restricted Stock Awards		Securities Underlying Options(3)
		Salary	Bonus
W. Howard Lester	2005	$975,000	$731,300	$327,624	(4)	—		12,500	$13,146	(5)
Chairman	2004	975,000	731,300	99,397		—		12,500	12,990
	2003	975,000	731,300	24,171		—		—	12,621
Edward A. Mueller	2005	975,000	731,300	19,063	(4)	—		100,000	307,105	(6)
Director and Chief Executive Officer	2004	975,000	731,300	3,437		—		100,000	7,245	(7)
	2003	975,000	731,300	4,193		—		—	196,250	(8)
Laura J. Alber	2005	588,749	280,000	—		150,000	(9)	60,000	12,155	(10)
President, Pottery Barn Brands	2004	474,356	246,000	—		—		50,000	11,836
	2003	514,471	258,800	—		—		30,000	14,027
Sharon L. McCollam	2005	516,539	274,000	—		150,000	(9)	50,000	13,739	(11)
Executive Vice President,	2004	484,423	235,000	2,029		—		50,000	12,623
Chief Financial Officer	2003	398,846	228,600	—		—		85,000	14,129
Patrick J. Connolly	2005	547,405	230,000	—		—		40,000	11,530	(12)
Director and Executive Vice President,	2004	531,971	190,000	—		—		50,000	11,069
Chief Marketing Officer	2003	514,471	193,000	186		—		20,000	14,027

(1)	Rows specified “2005,” “2004” and “2003” represent fiscal years ended January 29, 2006, January 30, 2005 and February 1, 2004, respectively.

(2)	While the named executive officers enjoy certain perquisites, except as otherwise indicated in the table, the aggregate value of such perquisites for the fiscal years shown did not equal or exceed the lesser of $50,000 or 10% of each such officer’s salary and bonus for the applicable fiscal year.

(3)	Figures have been adjusted to reflect stock splits.

(4)	For personal use of our airplane. The value of personal aircraft usage reported above for fiscal 2005 is the aggregate incremental cost to the company (including fuel, maintenance and certain fees and expenses) as determined and published from time to time by Conklin & de Decker Associates, Inc. for each particular aircraft type utilized by the company. The amounts reported reflect a change in valuation methodology from prior years in which the cost of personal use of the company’s aircraft had been calculated using the Standard Industry Fare Level (SIFL) formula established by the Internal Revenue Service.

(5)	Comprised of (i) premiums in the amount of $1,000 paid by us for term life insurance in excess of $50,000, (ii) our matching contribution of $4,325 under our Associate Stock Incentive Plan, (iii) a $6,000 car allowance paid by us, and (iv) a $1,821 executive medical supplement paid by us.

(6)	Comprised of (i) premiums in the amount of $1,000 paid by us for term life insurance in excess of $50,000, (ii) a $6,000 car allowance paid by us, (iii) a $105 executive medical supplement paid by us, and (iv) $300,000 paid to Mr. Mueller in February 2005 for costs related to his Arizona residence.

(7)	Comprised of (i) premiums in the amount of $1,140 paid by us for term life insurance in excess of $50,000, (ii) a $6,000 car allowance paid by us, and (iii) a $105 executive medical supplement paid by us.

(8)	Comprised of (i) premiums in the amount of $1,140 paid by us for term life insurance in excess of $50,000, (ii) a $6,000 car allowance paid by us, and (iii) $189,110 as reimbursement for relocation expenses.

(9)	Comprised of restricted stock unit grants. A portion vests based on achievement of earnings goals over a four-year period, and the remainder vests based on achievement of earnings goals over a five-year period. The value of shares of common stock underlying the restricted stock units, based on the closing price on March 24, 2006, was $6,330,000.

(10)	Comprised of (i) premiums in the amount of $1,000 paid by us for term life insurance in excess of $50,000, (ii) our matching contribution of $4,325 under our Associate Stock Incentive Plan, (iii) a $6,000 car allowance paid by us, and (iv) a $830 executive medical supplement paid by us.

(11)	Comprised of (i) premiums in the amount of $1,000 paid by us for term life insurance in excess of $50,000, (ii) our matching contribution of $4,239 under our Associate Stock Incentive Plan, (iii) a $6,000 car allowance paid by us, and (iv) a $2,500 executive medical supplement paid by us.

(12)	Comprised of (i) premiums in the amount of $1,000 paid by us for term life insurance in excess of $50,000, (ii) our matching contribution of $3,332 under our Associate Stock Incentive Plan, (iii) a $6,000 car allowance paid by us, and (iv) a $1,198 executive medical supplement paid by us.

Option Grants in Fiscal 2005

This table sets forth certain information regarding all stock option grants made to the named executive officers during fiscal 2005.

	Individual Grants				Potential Realized Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(3)
	Number of Securities Underlying Options Granted	Percentage of Total Options Granted to Employees in Fiscal Year(1)	Exercise or Base Price Per Share	Expiration Date(2)
Name					5%	10%
W. Howard Lester	12,500	0.71%	$38.84	5/27/2015	$305,328	$773,762
Edward A. Mueller	100,000	5.70	41.50	7/14/2015	2,609,913	6,614,031
Laura J. Alber	60,000	3.42	38.84	5/27/2015	1,465,576	3,714,057
Sharon L. McCollam	50,000	2.85	38.84	5/27/2015	1,221,313	3,095,048
Patrick J. Connolly	40,000	2.28	38.84	5/27/2015	977,051	2,476,038

(1)	In fiscal 2005, we granted options to purchase 1,754,990 shares of our common stock to our employees.

(2)	Stock options generally vest in equal annual installments over a five-year period.

(3)	The 5% and 10% assumed rates of appreciation are required by the SEC and do not represent our estimate or projection of our future stock price.

Aggregate Option Exercises in the Last Fiscal Year and Fiscal Year-End Option Values

This table sets forth information with respect to the named executive officers’ exercise of stock options during fiscal 2005 and the fiscal year-end value of unexercised options held at the end of fiscal 2005.

	Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options at Fiscal Year-End		Value of Unexercised In-the-Money Options at Fiscal Year-End(1)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
W. Howard Lester	80,000	$2,642,400	1,482,500	42,500	$45,801,535	$643,750
Edward A. Mueller	—	—	710,000	580,000	10,636,995	6,506,400
Laura J. Alber	60,000	1,637,400	313,600	198,000	8,315,594	2,916,360
Sharon L. McCollam	36,000	1,088,280	206,000	147,000	5,663,780	1,539,780
Patrick J. Connolly	—	—	810,000	100,000	22,794,756	841,920

(1)	The fiscal year-end values are based upon the difference between the closing price of our common stock on the NYSE on January 27, 2006 ($40.62 per share) and the exercise price of the options.

Employment Contracts and Termination of Employment and Change-of-Control Arrangements

Laura J. Alber

We entered into an employment agreement with Laura J. Alber, effective as of March 19, 2001. She is currently President, Pottery Barn Brands. The initial term of the agreement expired March 19, 2004 and, per its terms, automatically extends for one-year terms until Ms. Alber’s employment is terminated by her or by us. If we terminate Ms. Alber’s employment without “cause” (as defined in the agreement), or if she terminates her employment with us for “good reason” (as defined in the agreement), she will be entitled to receive (i) continuation of her base salary at the time of termination for up to one year, and (ii) outplacement services at a level commensurate with her position at no cost to her. In addition, we will pay the premiums for health coverage under COBRA for Ms. Alber and her dependents until Ms. Alber either commences new employment or Ms. Alber or her dependents are no longer eligible for COBRA coverage.

Sharon L. McCollam

We entered into an employment agreement with Sharon L. McCollam, effective as of December 28, 2002. She is currently Executive Vice President, Chief Financial Officer. The initial term of Ms. McCollam’s agreement expired December 28, 2005, and, per its terms, automatically extends for one-year terms until Ms. McCollam’s employment is terminated by her or by us. If we terminate Ms. McCollam’s employment without “cause” (as defined in the agreement), or if Ms. McCollam terminates her employment with us for “good reason” (as defined in the agreement), she will be entitled to receive (i) continuation of her base salary at the time of termination for a period of one year and her target bonus for that year, and (ii) outplacement services at a level commensurate with her position at no cost to her. In addition, we will pay the premiums for health care coverage under COBRA for Ms. McCollam’s dependents and Ms. McCollam until she either commences new employment or she and her dependents are no longer eligible for COBRA coverage.

Restricted Stock Unit Grants

Our named executive officers who received restricted stock unit grants in fiscal 2005, as specified in the Summary Compensation Table, will receive accelerated vesting of such awards in the event of a change of control. These executive officers will also have such awards vest in full upon a termination due to their death, disability or retirement after attaining age 55 and working with us or our subsidiaries for at least 10 years.

COMMITTEE REPORTS

The following reports by our Compensation Committee, Nominations and Corporate Governance Committee and Audit and Finance Committee covering fiscal 2005 shall not be deemed to be (i) ”soliciting material,” (ii) ”filed” with the SEC, (iii) subject to Regulations 14A or 14C of the Securities Exchange Act of 1934, as amended, or (iv) subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended. The reports shall not be deemed incorporated by reference into any of our other filings under the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, except to the extent we specifically incorporate it by reference into such filing.

Compensation Committee Report

Who serves on the Compensation Committee?

During fiscal 2005 through the present, the Compensation Committee consisted of Adrian D.P. Bellamy, Jeanne P. Jackson and Richard T. Robertson. Mr. Bellamy serves as Chairman of the Compensation Committee. The Board for fiscal 2005 determined that each member of the Compensation Committee was independent under the NYSE rules as currently in effect, was an outside director as such term is defined with respect to Section 162(m) of the Internal Revenue Code and was a non-employee director under Section 16(b) of the Securities Exchange Act of 1934. None of the committee members has ever served as an officer of the company.

What is the role of the Compensation Committee with respect to executive compensation?

The Compensation Committee administers the company’s compensation programs, including compensation arrangements and equity plans. We have engaged an independent executive compensation consulting firm to assist us in discharging our responsibilities. Our role is detailed in the Compensation Committee Charter, which was amended and restated by the Board on March 15, 2006. The Compensation Committee Charter is available on the company’s website at www.williams-sonomainc.com and is attached to this Proxy Statement as Exhibit B. Specifically, we:

•	Review and approve corporate goals and objectives relevant to the compensation of the Chief Executive Officer, evaluate the Chief Executive Officer’s performance in light of those goals and objectives, and review and approve the level of compensation, including base salary, bonus, equity compensation, and any other benefits or perquisites to be provided to the Chief Executive Officer based on this evaluation;

•	Review, make recommendations to the Board regarding, and approve, as appropriate, compensation for executive officers other than the Chief Executive Officer. Each of the named executive officers is listed in the Summary Compensation Table appearing in this Proxy Statement;

•	Review, make recommendations to the Board regarding, and approve, as appropriate, general compensation goals and guidelines for the company’s employees;

•	Review, make recommendations to the Board regarding, and approve, as appropriate, the compensation policy for the non-employee directors of the company; and

•	Administer, within the authority delegated by the Board, the company’s incentive compensation and equity-based plans.

Does the Compensation Committee delegate any of its authority?

The Compensation Committee does not delegate any of its authority with respect to executive officers and non-employee directors of the company. However, the Compensation Committee has appointed an Equity Award Committee to which it has delegated the ability to grant awards under the company’s 2001 Long-Term Incentive Plan to those employees who are not executive officers. The Equity Award Committee consists of two of the company’s directors, Edward A. Mueller and Patrick J. Connolly.

What is the Compensation Committee’s philosophy of executive compensation?

We believe that the company’s executive compensation programs should support the company’s objective of creating value for its shareholders. Accordingly, we believe that executive officers and other key employees should have a significant stake in the company’s stock performance and that compensation programs should link executive compensation to shareholder value. For this reason, we strive to ensure that the company’s executive officer compensation programs are designed to enable the company to attract, retain, motivate and reward highly qualified executive officers while maintaining strong and direct links between executive pay, individual performance, the company’s financial performance and shareholder returns. One of the ways we have sought to accomplish this is by making a significant portion of individual compensation directly dependent on the company’s achievement of financial goals, and by providing significant rewards for exceeding those goals. We believe that strong financial performance, on a sustained basis, is an effective means of enhancing long-term shareholder return.

What are the components of executive compensation?

We consider three major elements in our executive compensation program:

•	Base salary;

•	Annual incentive opportunities; and

•	Long-term incentives.

We believe that offering the executive team a total compensation package with a strong at-risk, pay-for-performance component helps to achieve the company’s objective of creating value for its shareholders. Each of the three major elements in our executive compensation program is discussed in detail below, but in general this means:

•	Base salaries are competitive compared with comparable public retail companies relative to similar positions;

•	Annual incentive opportunities are based principally on the company’s overall corporate performance and the executive’s attainment of individual goals. This results in the company’s strongest performers receiving a better compensation package while poorer performers receive less. We believe the structure of our annual incentive opportunities fosters a performance-driven, pay-for-performance culture; and

•	Long-term incentives, such as equity compensation awards, are structured to encourage our executive team to work toward long-term sustained growth and success from the perspective of owners in the company and to reward executives and other key employees for maximizing long-term shareholder value.

How many times did the Compensation Committee meet during fiscal 2005?

The Compensation Committee held a total of five meetings during fiscal 2005. At certain of these meetings, the Chief Executive Officer made recommendations to us with respect to the compensation arrangements for other executives and with respect to the structure and terms of those officers’ target bonuses and equity-based compensation. However, the Chief Executive Officer did not participate in the portions of the meetings during which his own compensation was deliberated and established.

Do we compare the company’s compensation practices to those of other companies?

Yes. We believe that the compensation practices of many different companies within the retail industry are relevant to establishing the company’s compensation programs and executive compensation for each year. Specifically, we strive to ensure that the company’s compensation programs and executive compensation are competitive, taking into account pay practices at other companies considered by us to be comparable each year, based on industry, revenues and other factors. We refer to these companies collectively as “comparable companies.” For fiscal 2005, the comparable companies included over 30 retail companies. We relied on executive compensation benchmarking surveys and proxy data that provided summarized data levels of base salary, target annual cash incentives, and equity-based and other long-term incentives. We believe that among the comparable companies, survey data in these areas provide a reliable indicator of total compensation. In addition, an independent executive compensation consultant provides us with information on the competitiveness of the company’s compensation programs. We met during the year to review, discuss and analyze the data.

How are base salaries determined?

We review and set the company’s executive officers’ base salaries, including those of the named executive officers, on an annual basis. This review occurred in March 2005 to confirm appropriate base salaries for fiscal 2005.

We believe that executive officers’ base salaries must be sufficiently competitive to attract and retain key executives. Accordingly, base pay and annual increases are determined through an analysis of each individual’s salary and total target compensation relative to salaries for similar positions at comparable companies and, to a lesser extent, through a subjective analysis of each individual’s experience and past and anticipated contributions to the company’s success. In determining compensation, we also consider overall company performance. For fiscal 2005, the company’s executive officers’ base salaries fell generally within the third quartile (i.e., 50th to 75th percentile) of similarly situated executive officers at comparable companies.

How are annual incentives determined?

The company promotes outstanding performance by rewarding executive officers for achieving specific performance objectives with an annual cash bonus paid through the company’s 2001 Incentive Bonus Plan or, in some cases, through discretionary bonuses granted outside of the plan. The company pays bonuses under the plan only when the company meets or exceeds a specific corporate earnings objective as established by us in the first quarter of each fiscal year. Bonuses to executive officers, whether granted within or outside of the 2001 Incentive Bonus Plan, are based on the company’s performance and on each executive officer’s individual performance. If the company or the executive officer fails to fully meet some or all of the company or individual objectives, the award may be significantly reduced or even eliminated. Conversely, if the objectives are overachieved, awards may be significantly increased above target thresholds set under the 2001 Incentive Bonus Plan pursuant to the pre-determined formula and maximums of the plan.

In March 2005, we established a fiscal 2005 target annual incentive amount under the 2001 Incentive Bonus Plan (the “target bonus”) for all of the company’s executive officers, including the Chief Executive Officer. The executive officers’ target bonus under the 2001 Incentive Bonus Plan was above the 50th percentile of annual incentive bonus targets of similarly situated executive officers at comparable companies. The executive officers’ base salaries and the bonus target together place annual cash compensation above the 50th percentile of similarly situated executive officers at comparable companies.

What are the criteria considered in awarding annual incentives?

Under the 2001 Incentive Bonus Plan, key performance criteria for evaluating executive officers include business and financial objectives, and people and organizational goals, as well as other relevant factors as determined by us with input from the company’s senior management. These criteria change from year to year. For fiscal 2005, the Compensation Committee determined that no portion of the total target bonus amount under the 2001 Incentive Bonus Plan would be payable unless a prescribed company goal relating to company profitability (the “Company Objective”) was achieved.

In the first quarter of each fiscal year, we review a performance report that summarizes whether, and to what extent, the key performance criteria were attained for the prior fiscal year. The performance report also discusses any other significant but unforeseen factors that may have positively or negatively affected the company’s performance.

For fiscal 2005, the company met the Company Objective and, as a result, target bonus amounts were paid pursuant to the 2001 Incentive Bonus Plan.

We verify the company’s actual earnings for each performance period, review management’s recommendation for the resulting aggregate bonus awards and approve an aggregate award amount. We also review and approve the individual bonus recommendations for the company’s executive officers. The company’s Chief Executive Officer approves the bonus recommendations for all other eligible employees below the executive officer level.

Based on the company’s performance in fiscal 2005 and certain brand-specific metrics, incentive bonuses were paid to the named executive officers as follows:

Named Executive Officer	Bonus Under the 2001 Incentive Plan
Mr. Lester	$731,300
Mr. Mueller	731,300
Ms. Alber	280,000
Ms. McCollam	274,000
Mr. Connolly	230,000

How is long-term incentive compensation determined?

The third component of the company’s executive compensation program consists of equity compensation awards. We continue to believe that equity compensation awards are important for motivating executive officers and other employees to increase shareholder value over the long term. We granted stock options to each of the named executive officers and restricted stock unit awards to certain of the named executive officers in fiscal 2005. Our equity awards to executive officers are designed to be competitive with those offered by comparable companies for an executive’s job level, to reflect the company’s assessment of the executive’s ongoing contributions to the company, to create an incentive for executives to remain with the company, and/or to provide a long-term incentive to help the company achieve its financial and strategic objectives. Our restricted stock unit awards to executive officers will vest only if the company achieves certain earnings goals. A portion vests based on achievement of earnings goals over a four-year period, and the remainder vests based on achievement of earnings goals over a five-year period. Annual equity compensation awards to our executive officers fall generally within the third quartile of equity awards to similarly situated executive officers at comparable companies.

In determining the type and number of equity awards granted to an individual executive, the Compensation Committee considered such factors as:

•	Awards previously granted to an individual;

•	An individual’s outstanding awards;

•	The vesting schedule of the individual’s outstanding awards;

•	The aggregate total of all outstanding awards;

•	The relative value of awards offered by comparable companies to executives in comparable positions; and

•	Additional factors, including succession planning and retention of the company’s high potential executives.

We may grant or approve special additional equity awards from time to time to executive officers in connection with promotions, assumption of additional responsibilities and other factors.

Under the company’s existing equity compensation plans, the exercise price of any stock option or stock appreciation right may not be less than 100% of the fair market value of the stock (based on the price of the company’s common stock on the date of the award). Equity awards granted pursuant to the company’s equity compensation plans generally vest in five equal annual installments. It is the company’s policy not to reprice stock options or stock appreciation rights in the event that the fair market value of the common stock falls below the exercise price of the stock options or stock appreciation rights and not to engage in any exchange program relating to stock options or stock appreciation rights without obtaining prior shareholder approval. Our 2001 Long-Term Incentive Plan, as set forth in Proposal 2, prohibits such repricings or exchanges unless our shareholders approve them in advance. If Proposal 2 is approved by our shareholders, we will only make future awards under our 2001 Long-Term Incentive Plan. Restricted stock units granted under the company’s 2001 Long-Term Incentive Plan have to date been structured so as to vest and be paid out only upon achievement of specific goals relating to company earnings over four and five-year periods.

How is the Chief Executive Officer compensated?

We determined Edward A. Mueller’s compensation package based in part on:

•	A review of the compensation paid to chief executive officers of comparable companies (based on the process described above);

•	Company performance; and

•	Our general compensation philosophy as described above.

Mr. Mueller’s compensation package for fiscal 2005 included a base salary of $975,000 and a bonus of $731,300. The bonus portion of Mr. Mueller’s compensation was based on a formula linked to the company’s earnings performance and Mr. Mueller’s individual performance. As noted previously, Mr. Mueller was paid a full bonus under the company’s 2001 Incentive Bonus Plan because the Company Objective was exceeded. In determining Mr. Mueller’s compensation, we also consider overall company performance. The company’s one-year return on shareholder’s equity for fiscal 2005 was 20.6%. Mr. Mueller’s base salary fell within the third quartile of base salaries paid to chief executive officers at comparable companies, and his bonus fell within the third quartile with respect to the same group. Together, base salary and the bonus target place his annual cash compensation within the third quartile of similarly situated executive officers at comparable companies. During fiscal 2005, Mr. Mueller also received $300,000 for costs related to his Arizona residence. Mr. Mueller received no other additional material compensation or benefits not provided to all executives.

Are there any other compensation considerations?

The company believes its benefit programs generally should be comparable for all employees. However, we recommend additional benefits for certain individuals from time to time if we determine that the category and amount of such benefits are reasonable and necessary to provide additional incentives to attract or retain key executives.

Do our executive officers have change of control arrangements?

Our named executive officers who received restricted stock unit grants in fiscal 2005, as specified in the Summary Compensation Table, will receive accelerated vesting of such awards in the event of a change of control. Otherwise, our executive officers do not have arrangements that provide them with specific benefits upon or following a change of control. None of our executive officers is guaranteed any type of golden parachute excise tax gross-up. Our equity compensation plans do not provide for automatic vesting acceleration upon or following a change of control. The Compensation Committee has considered the total potential cost of the change of control protection afforded to our executive officers and has determined that it is reasonable and not excessive.

Do our executive officers have severance protection?

As noted in the “Employment Contracts and Termination of Employment and Change-of-Control Arrangements” section, if Laura J. Alber, our President, Pottery Barn Brands, or Sharon L. McCollam, our Executive Vice President, Chief Financial Officer, is terminated without cause or voluntarily terminates her employment for good reason, she will be entitled to severance benefits. Also, our named executive officers who received restricted stock unit grants in fiscal 2005 will have such awards vest in full upon a termination due to their death, permanent disability, or retirement after attaining age 55 and working with us or our subsidiaries for at least 10 years. Otherwise, our executive officers do not have arrangements that provide them with specific benefits upon their termination. The Compensation Committee has considered the total potential cost of the severance benefits to our executive officers and determined them to be reasonable and not excessive.

Have we changed our equity compensation practices in light of the new equity compensation accounting rules?

Commencing with our 2006 fiscal year, we are required to account for our equity compensation awards under Financial Accounting Standards No. 123R (“FAS 123R”). Under FAS 123R, we are required to record compensation expense in connection with equity awards to our associates and members of the Board. We actively consider the potential impact of the changes in the financial accounting treatment of equity compensation arrangements on the company’s reported earnings.

Do we provide perquisites to our executive officers?

We provide certain perquisites to our executive officers, including premiums for term life insurance in excess of $50,000, a matching contribution for investments in our Associate Stock Incentive Plan, a $500 monthly car allowance and an annual executive medical supplement of up to $2,500. Some of these perquisites are also provided to other employees. Details about perquisites provided to individual named executive officers are included in the Executive Compensation table included in this Proxy Statement.

How does the Compensation Committee address Internal Revenue Code Section 162(m)?

Under Section 162(m) of the Internal Revenue Code of 1986, as amended, and regulations adopted under it by the Internal Revenue Service, publicly held companies may be precluded from deducting certain compensation paid to certain executive officers in excess of $1,000,000 in a year. The regulations exclude from this limit performance-based compensation and stock options, provided certain requirements, such as shareholder approval, are satisfied. Exceptions to this deductibility limit may be made for various forms of “performance-based” compensation. The company believes that awards granted under the company’s equity incentive plans can be excluded from the $1,000,000 limit. We believe that bonuses awarded under the 2001 Incentive Bonus Plan are excluded from calculating the limit. While we cannot predict how the deductibility limit may impact the company’s compensation program in future years, we intend to maintain an approach to executive compensation that strongly links pay to performance.

Who prepared this report?

Members of the Compensation Committee, Adrian D.P. Bellamy, Jeanne P. Jackson and Richard T. Robertson, prepared this report.

Nominations and Corporate Governance Committee Report

Who serves on the Nominations and Corporate Governance Committee?

The Nominations and Corporate Governance Committee consisted of Michael R. Lynch, Sanjiv Ahuja and Adrian D.P. Bellamy from January 31, 2005 to August 18, 2005. David B. Zenoff was appointed to the Nominations and Corporate Governance Committee on August 18, 2005. From August 18, 2005 until the present, the Nominations and Corporate Governance Committee consisted of Mr. Lynch, Mr. Ahuja, Mr. Bellamy and Dr. Zenoff. Mr. Lynch serves as Chairman of the Nominations and Corporate Governance Committee. The Board has determined that each current member of the Nominations and Corporate Governance Committee is independent under the NYSE rules, as currently in effect. Each current member of the Nominations and Corporate Governance Committee is a non-employee director.

What is the role of the Nominations and Corporate Governance Committee?

Our role is detailed in the Nominations and Corporate Governance Committee Charter, which was amended and restated by the Board on March 15, 2006. The Nominations and Corporate Governance Committee Charter is available on the company’s website at www.williams-sonomainc.com and is attached to this Proxy Statement as Exhibit C. The Nominations and Corporate Governance Committee Charter is also available in print to any shareholder who requests it. Specifically, we:

•	Periodically review and recommend to the Board suitable revisions to the corporate governance guidelines applicable to the company and the categorical standards of independence applicable to the company’s outside directors;

•	Annually consider and review with the Board criteria for selecting new director candidates, identify individuals qualified to become Board members and periodically assist in screening and evaluating director candidates;

•	Consider director nominations from shareholders; and

•	Annually evaluate the performance of the company’s Chief Executive Officer and oversee the evaluation of the performance of the company’s management and the Board.

Does the Nominations and Corporate Governance Committee have a policy with regard to the consideration of director candidates recommended by shareholders?

We adopted a Shareholder Recommendations Policy on March 16, 2004. It is our policy to consider recommendations for candidates to the Board from shareholders holding no less than 500 shares of the company’s common stock continuously for at least six months prior to the date of the submission of the recommendation.

What are the procedures to be followed by shareholders in submitting recommendations of director candidates to the Nominations and Corporate Governance Committee?

The Nominations and Corporate Governance Committee will consider suggestions from shareholders regarding possible director candidates for election at next year’s Annual Meeting. A shareholder that desires to recommend a candidate for election to the Board shall direct the recommendation in writing to Williams-Sonoma, Inc., Attention: Secretary, 3250 Van Ness Avenue, San Francisco, California 94109. The recommendation must include: (i) the candidate’s name, home and business contact information; (ii) detailed biographical data and qualifications of the candidate; (iii) information regarding any relationships between the candidate and the company within the last three years; (iv) evidence of the recommending person’s ownership of company common stock; (v) a statement from the recommending shareholder in support of the candidate; and (vi) a written indication by the candidate of his or her willingness to serve if elected. A shareholder that desires to recommend a person directly for election to the Board at the company’s Annual Meeting must also meet the deadlines and other requirements set forth in Rule 14a-8 of the Securities Exchange Act of 1934 and the company’s Restated Bylaws, each of which are described in the “Shareholder Proposals” section of this Proxy Statement.

Each director nominated in this Proxy Statement was recommended for election to the Board by the Nominations and Corporate Governance Committee. The Board did not receive any notice of a director nominee recommendation from any shareholder in connection with this Proxy Statement.

What is the criteria and process of the Nominations and Corporate Governance Committee for identifying and evaluating nominees for the Board?

Our criteria and process for evaluating and identifying the candidates that we select, or recommend to the Board for selection, as director nominees are as follows:

•	We regularly review the current composition and size of the Board;

•	We evaluate the performance of the Board as a whole and evaluate the performance and qualifications of individual members of the Board eligible for re-election at the Annual Meeting;

•	We review the qualifications of any candidates who have been properly recommended by the shareholders, as well as those candidates who have been identified by management, individual members of the Board or, if we deem appropriate, a search firm. Such review may, in our discretion, include a review solely of information provided to us or also may include discussions with persons familiar with the candidate, an interview with the candidate or other actions that we deem proper;

•	In evaluating the qualifications of candidates for the Board, we consider many factors, including issues of character, judgment, independence, diversity, financial expertise, industry experience, range of experience, other commitments and the like. We evaluate such factors, among others, and do not assign any particular weight or priority to any of these factors. We consider each individual candidate in the context of the current perceived needs of the Board as a whole. While we have not established specific minimum qualifications for director candidates, we believe that candidates and nominees must reflect a Board that is comprised of directors (i) a majority of whom are independent; (ii) who are of high integrity; (iii) who have qualifications that will increase the overall effectiveness of the Board; and (iv) who meet other requirements as may be required by applicable rules, such as financial literacy or financial expertise with respect to Audit and Finance Committee members;

•	In evaluating and identifying candidates, we have the sole authority to retain and terminate any third party search firm that is used to identify director candidates and the sole authority to approve the fees and retention terms of any search firm;

•	After such review and consideration, we select, or recommend that the Board select, the slate of director nominees; and

•	We endeavor to notify, or cause to be notified, all director candidates of the decision as to whether to nominate such individual for election to the Board.

There are no differences in the manner in which the Nominations and Corporate Governance Committee evaluates nominees for director based on whether the nominee is recommended by a shareholder, management or a search firm.

How did we perform our responsibilities in fiscal 2005?

The Nominations and Corporate Governance Committee held a total of six meetings during fiscal 2005, and we took the following actions, among other things:

•	Reviewed and discussed with company management applicable changes in corporate governance requirements under federal and state securities laws and the NYSE listing standards, as well as the company’s compliance with such requirements;

•	Evaluated potential candidates to serve as new independent members of the company’s Board;

•	Reviewed and recommended to the Board categorical standards for evaluating the independence of directors;

•	Evaluated the composition of and recommended assignments for the committees of the Board;

•	Considered and recommended to the Board the submission to shareholders of the director nominees described in this Proxy Statement; and

•	Reviewed and evaluated the performance of the company’s Chief Executive Officer.

Who prepared this report?

Members of the Nominations and Corporate Governance Committee, Michael R. Lynch, Sanjiv Ahuja, Adrian D.P. Bellamy and David B. Zenoff, prepared this report.

Audit and Finance Committee Report

Who serves on the Audit and Finance Committee?

The Audit and Finance Committee consisted of Michael R. Lynch, Adrian D.P. Bellamy and Jeanne P. Jackson from January 31, 2005 to April 18, 2005. Adrian T. Dillon was appointed to the Audit and Finance Committee on April 18, 2005. On May 18, 2005, the Board re-appointed Mr. Lynch, Mr. Dillon and Ms. Jackson to the Audit and Finance Committee, and Mr. Bellamy left the committee. Mr. Dillon qualifies as a “financial expert” under the SEC rules. Mr. Lynch served as Chairman of the Audit and Finance Committee during fiscal 2005. Mr. Dillon was appointed as the Chairman of the Audit and Finance Committee on March 15, 2006. The Board has determined that each member of the Audit and Finance Committee is independent under the NYSE rules, as currently in effect, and Rule 10A-3 of the Securities Exchange Act of 1934, as amended. The Board has also determined that each Audit and Finance Committee member is “financially literate,” as described in the NYSE rules.

What is the role of the Audit and Finance Committee?

Our role is detailed in the Audit and Finance Committee Charter, which was amended and restated by the Board on March 15, 2006. Also on March 15, 2006, the name of the committee was changed from the Audit Committee to the Audit and Finance Committee. The Audit and Finance Committee Charter is available on the company’s website at www.williams-sonomainc.com and is attached to this Proxy Statement as Exhibit D. The Audit and Finance Committee Charter is also available in print to any shareholder who requests it. Specifically, we:

•	Assist the Board in its oversight of the integrity of the company’s financial statements; the qualifications, independence and performance of the company’s independent auditor; the performance of the company’s internal audit function; and compliance by the company with legal and regulatory requirements;

•	Prepare the report that the Securities and Exchange Commission rules require to be included in the company’s annual proxy statement; and

•	Oversee the financial impact of selected strategic initiatives of the company and review selected financing, dividend and stock repurchase policies and plans.

How do we meet our responsibilities?

We perform the following functions:

•	Monitor the integrity of the company’s financial reports, earnings, sales and guidance press releases and other company financial information;

•	Appoint and/or replace the independent registered public accounting firm, pre-approve all audit and non-audit services of the independent registered public accounting firm and assess its qualifications and independence;

•	Review the performance of the company’s internal audit function, the company’s auditing, accounting and financial reporting procedures, and the company’s independent registered public accounting firm;

•	Monitor the company’s compliance with legal and regulatory requirements;

•	Monitor the company’s system of internal controls and internal control over financial reporting;

•	Retain independent legal, accounting or other advisors when necessary and appropriate; and

•	Review the financial impact on the company of selected strategic initiatives and selected financing plans and develop and recommend policies related to dividend and stock repurchase programs.

How did we perform our responsibilities in fiscal 2005?

The Audit and Finance Committee held a total of six meetings during fiscal 2005, and we took the following actions, among other things:

•	Reviewed and discussed the company’s audited financial statements for fiscal 2005 with management and Deloitte;

•	Reviewed and discussed the company’s periodic filings on Forms 10-K and 10-Q with management and Deloitte;

•	Reviewed and discussed all company earnings, sales and guidance press releases with management;

•	Reviewed and discussed the company’s internal control over financial reporting with management and Deloitte;

•	Met with Deloitte, with and without management present, to discuss the overall quality of the internal and external audit process and the financial reporting process; and

•	Discussed with Deloitte its independence from the company and management based on the following: (i) our confirmation that no member of Deloitte’s audit team is or has been employed by the company in a financial reporting oversight role; and (ii) our review of audit and non-audit fees and the written disclosures and letter from Deloitte as required by Independence Standards Board Standard No. 1 (“Independence Discussions with Audit Committee”), as modified and supplemented.

What other matters did we discuss with Deloitte?

During fiscal 2005, we discussed the following other matters, among other things, with Deloitte:

•	Deloitte’s responsibilities in connection with the audit of the company’s financial statements and matters relating to Deloitte’s independence;

•	The company’s internal control over financial reporting;

•	Any significant issues arising during the audit and any other matters relating to the conduct of the audit of the company’s financial statements, including accounting for the company’s leases; and

•	Matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (“Communication with Audit Committees”), as modified and supplemented, including the quality of the company’s accounting principles, the soundness of significant judgments and the clarity of disclosures in the company’s financial statements.

What is our policy regarding pre-approval of audit and non-audit services performed by Deloitte?

All services performed by Deloitte, whether audit or non-audit services, must be pre-approved by us or a designated member of our committee, whose decisions must be reported to us at our next meeting. Pre-approval must be obtained before Deloitte performs the services but cannot be obtained more than one year before performance begins. Approval can be for general classes of permitted services such as annual audit services or tax consulting services. A written engagement letter, including a description of the permitted services, the dates of the engagement and the estimated fees for such services, must be approved by the Audit and Finance Committee in accordance with these procedures before performance begins.

Did we review the fees billed by Deloitte for fiscal 2005?

Yes. We reviewed and discussed the fees billed by Deloitte for services in fiscal 2005, which are described in detail below. We determined that the provision of non-audit services was compatible with Deloitte’s independence.

Did we review the company’s audited financial statements for fiscal 2005?

Yes. We reviewed and discussed the company’s audited financial statements for fiscal 2005, and we recommended to the Board that the company’s audited financial statements be included in the company’s Annual Report on Form 10-K for fiscal 2005 for filing with the SEC.

Who prepared this report?

Members of the Audit and Finance Committee, Michael R. Lynch, Adrian T. Dillon and Jeanne P. Jackson, prepared this report.

AUDIT AND RELATED FEES

During fiscal 2005 and 2004, Deloitte did not perform any prohibited non-audit services for us.

Audit Fees

Deloitte billed approximately $1,107,000 for fiscal 2005 and $1,141,000 for fiscal 2004 for professional services to audit our consolidated financial statements included in our Annual Report on Form 10-K and to review our condensed, consolidated financial statements included in our quarterly reports on Form 10-Q. Fees for audit services billed also consisted of fees for the attestation of management’s assessment of internal control as required by Section 404 of the Sarbanes-Oxley Act of 2002.

Audit-Related Fees

Deloitte billed approximately $22,800 for fiscal 2005 and $97,110 for fiscal 2004 for audit-related services. Audit-related services included: (i) the audit of our 401(k) plan; (ii) consultation on various accounting matters; (iii) consultation on our internal control; and (iv) assistance with our readiness under Section 404 of the Sarbanes-Oxley Act of 2002.

Tax Fees

Deloitte billed a total of $141,225 for fiscal 2005 and $418,369 for fiscal 2004 for tax services. Tax services included: (i) $24,000 for fiscal 2005 and $20,385 for fiscal 2004 for tax compliance services, which included consultation for the preparation of our federal, state and local tax returns; (ii) $0 for fiscal 2005 and fiscal 2004 for tax preparation services; (iii) $100,375 for fiscal 2005 and $328,209 for fiscal 2004 for tax consulting services; and (iv) $16,850 for fiscal 2005 and $69,775 for fiscal 2004 for tax software license fees.

In May 2004, the SEC clarified its position on the provision of services with respect to certain contingent, findings-based and value-added fee arrangements. In response to this clarification, we converted contingent fee arrangements to “time and material” fee arrangements and made a payment of $180,000 to Deloitte for tax services performed through 2003. This payment is included in the $328,209 described above.

All Other Fees

Deloitte billed $0 for fiscal 2005 and fiscal 2004 for all other services.

CORPORATE GOVERNANCE GUIDELINES AND CORPORATE CODE OF CONDUCT

Our Corporate Governance Guidelines and our Corporate Code of Conduct, which applies to all of our employees, including our Chief Executive Officer, Chief Financial Officer and Controller, are available on our website at www.williams-sonomainc.com. Each is also available in print to any shareholder who requests it. To date, there have been no waivers that apply to our Chief Executive Officer, Chief Financial Officer, Controller or persons performing similar functions under our Corporate Code of Conduct. We intend to disclose any amendment to, or waivers of, the provisions of our Corporate Code of Conduct that affect our Chief Executive Officer, Chief Financial Officer, Controller or persons performing similar functions by posting such information on our website at www.williams-sonomainc.com.

CERTIFICATIONS

The certification of our Chief Executive Officer required by the NYSE Listing Standards, Section 303A.12(a), relating to our compliance with the NYSE Corporate Governance Listing Standards, was submitted to the NYSE on June 6, 2005. The certifications of our Chief Executive Officer and Chief Financial Officer required by the SEC in connection with our Annual Report on Form 10-K for the year ended January 30, 2005 were submitted to the SEC on April 15, 2005 with our Annual Report on Form 10-K.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our Memphis-based distribution facilities include an operating lease entered into in July 1983 for a distribution facility in Memphis, Tennessee. The lessor is a general partnership (“Partnership 1”) comprised of W. Howard Lester, Chairman of the Board of Directors and a significant shareholder, and James A. McMahan, a Director Emeritus and a significant shareholder. Partnership 1 does not have operations separate from the leasing of this distribution facility and does not have lease agreements with any unrelated third parties.

Partnership 1 financed the construction of this distribution facility through the sale of a total of $9,200,000 of industrial development bonds in 1983 and 1985. Annual principal payments and monthly interest payments are required through maturity in December 2010. The Partnership 1 industrial development bonds are collateralized by the distribution facility and the individual partners guarantee the bond repayments. As of January 29, 2006, $1,887,000 was outstanding under the Partnership 1 industrial development bonds.

During fiscal 2005, we made annual rental payments of approximately $618,000 plus interest on the bonds calculated at a variable rate determined monthly (3.5% in January 2006), applicable taxes, insurance and maintenance expenses. Although the current term of the lease expires in August 2006, we are obligated to renew the operating lease on an annual basis until these bonds are fully repaid.

Our other Memphis-based distribution facility includes an operating lease entered into in August 1990 for another distribution facility that is adjoined to the Partnership 1 facility in Memphis, Tennessee. The lessor is a general partnership (“Partnership 2”) comprised of W. Howard Lester, James A. McMahan and two unrelated parties. Partnership 2 does not have operations separate from the leasing of this distribution facility and does not have lease agreements with any unrelated third parties.

Partnership 2 financed the construction of this distribution facility and related addition through the sale of a total of $24,000,000 of industrial development bonds in 1990 and 1994. Quarterly interest and annual principal payments are required through maturity in August 2015. The Partnership 2 industrial development bonds are collateralized by the distribution facility and require us to maintain certain financial covenants. As of January 29, 2006, $13,809,000 was outstanding under the Partnership 2 industrial development bonds.

During fiscal 2005, we made annual rental payments of approximately $2,600,000, plus applicable taxes, insurance and maintenance expenses. This operating lease has an original term of 15 years expiring in August 2006, with three optional five-year renewal periods. We are, however, obligated to renew the operating lease on an annual basis until these bonds are fully repaid.

As of February 1, 2004, the company adopted FIN 46R, which requires existing unconsolidated variable interest entities to be consolidated by their primary beneficiaries if the entities do not effectively disperse risks among parties involved. The two partnerships described above qualify as variable interest entities under FIN 46R due to their related party relationship and our obligation to renew the leases until the bonds are fully repaid. Accordingly, the two related party variable interest entity partnerships from which we lease our Memphis-based distribution facilities were consolidated by us as of February 1, 2004. As of January 29, 2006, the consolidation resulted in increases to our consolidated balance sheet of $18,250,000 in assets (primarily buildings), $15,696,000 in debt, and $2,554,000 in other long-term liabilities. Consolidation of these partnerships did not have an impact on our net income. However, the interest expense associated with the partnerships’ debt, shown as occupancy expense in fiscal 2003, is now recorded as interest expense. In fiscal 2005 and fiscal 2004, this interest expense approximated $1,462,000 and $1,525,000, respectively.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers and holders of more than 10% of our common stock to file reports regarding their ownership and changes in ownership of our stock with the SEC. We believe that during fiscal 2005, our directors, officers and more than 10% shareholders complied with all Section 16(a) filing requirements based on their filings with the SEC and information provided to us by them.

SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT

This table sets forth information regarding the ownership of our common stock as of March 24, 2006, by:

•	each person known to us to own more than 5% of our outstanding common stock;

•	each director nominee;

•	the named executive officers; and

•	all current executive officers and directors as a group.

Unless otherwise noted, the persons listed below have sole voting and investment power. In addition, unless otherwise noted, the address of each shareholder noted in the following table is c/o Williams-Sonoma, Inc., 3250 Van Ness Avenue, San Francisco, California 94109. Information regarding our non-management 5% holders is derived from the most recently available 13G filings. The options to purchase our stock listed below are currently exercisable or are exercisable within 60 days of March 24, 2006.

Name and Address of Beneficial Owner	Position with Company	Amount and Nature of Beneficial Ownership		Options	Percent of Class(1)
James A. McMahan 2237 Colby Avenue Los Angeles, CA 90064	Director Emeritus	11,371,400		63,000	9.9%
W. Howard Lester	Chairman	6,564,982	(2)	1,482,500	6.9
W.P. Stewart & Co. Ltd. Trinity Hall 43 Cedar Avenue P.O. Box HM 2905 Hamilton HM LX Bermuda	—	7,574,270		—	6.6
Prudential Financial, Inc. 751 Broad Street Newark, NJ 07102-3777	—	6,906,285	(3)	—	6.0
AXA Assurances I.A.R.D. Mutuelle 26, rue Drouot 75009 Paris, France	—	6,272,527	(4)	—	5.5
Patrick J. Connolly	Director and Executive Vice President, Chief Marketing Officer	801,994	(5)	810,000	1.4
Edward A. Mueller	Director and Chief Executive Officer	—		710,000	*
Laura J. Alber	President, Pottery Barn Brands	8,302	(6)	393,600	*
Sharon L. McCollam	Executive Vice President, Chief Financial Officer	3,575	(7)	206,000	*
Adrian D.P. Bellamy	Director	20,568		169,500	*
Michael R. Lynch	Director	—		110,500	*
Richard T. Robertson	Director	4,400	(8)	104,500	*
Jeanne P. Jackson	Director	—		38,500	*
Sanjiv Ahuja	Director	—		38,500	*
Adrian T. Dillon	Director	—		13,500	*
David B. Zenoff	Director	—		—	*
All current executive officers and directors as a group (15 persons)	—	7,404,652	(9)	4,222,020	9.8%

*	Less than 1%.

(1)	Assumes exercise of stock options currently exercisable or exercisable within 60 days of March 24, 2006 by the named individual or entity into shares of our common stock. Based on 114,893,520 shares outstanding as of March 24, 2006.

(2)	Mr. Lester owns $1,473,783 in the Williams-Sonoma, Inc. Stock Fund under our Associate Stock Incentive Plan, a 401(k) plan, as of March 24, 2006. The number of shares listed above includes 34,924 shares held in the Williams-Sonoma, Inc. Stock Fund. This number was calculated by dividing the amount owned in the Williams-Sonoma, Inc. Stock Fund by $42.20, the closing price of Williams-Sonoma, Inc. common stock on March 24, 2006.

(3)	The information above and in this footnote is based on information taken from the Schedule 13G of Prudential Financial, Inc., filed with the SEC on February 10, 2006. Prudential Financial, Inc. has sole voting and sole dispositive power over 361,013 shares of our common stock. Prudential Financial, Inc. is a Parent Holding Company as defined in the Securities and Exchange Act of 1934, as amended, and has shared voting power over 4,584,297 shares of our common stock and shared dispositive power over 6,545,272 shares of our common stock with multiple entities to which it is a direct or indirect parent (including Jennison Associates LLC, which separately filed a Schedule 13G with the Securities and Exchange Commission on February 14, 2006, reporting sole voting power over 4,914,433 shares and shared dispositive power with Prudential Financial, Inc. over 6,831,308 shares). Prudential Financial, Inc. may be deemed the beneficial owner with direct or indirect voting and/or investment discretion over an aggregate of 6,906,285 shares of our common stock which are held for its own benefit or for the benefit of its clients by its separate accounts, externally managed accounts, registered investment companies, subsidiaries and/or other affiliates.

(4)	The information above and in this footnote is based on information taken from the Schedule 13G of AXA Assurances I.A.R.D. Mutuelle, filed with the SEC on February 14, 2006. AXA Assurances I.A.R.D. Mutuelle has shared voting power over 6,349 shares of our common stock with its related entities, shared dispositive power over 5,239 shares of our common stock with its related entities, sole voting power over 4,926,935 shares of our common stock and sole dispositive power over 6,263,088 shares of our common stock.

(5)	Mr. Connolly owns $1,114,884 in the Williams-Sonoma, Inc. Stock Fund under our Associate Stock Incentive Plan, a 401(k) plan, as of March 24, 2006. The number of shares listed above includes 26,419 shares held in the Williams-Sonoma, Inc. Stock Fund. This number was calculated by dividing the amount owned in the Williams-Sonoma, Inc. Stock Fund by $42.20, the closing price of Williams-Sonoma, Inc. common stock on March 24, 2006.

(6)	Ms. Alber owns $265,933 in the Williams-Sonoma, Inc. Stock Fund under our Associate Stock Incentive Plan, a 401(k) plan, as of March 24, 2006. The number of shares listed above includes 6,302 shares held in the Williams-Sonoma, Inc. Stock Fund. This number was calculated by dividing the amount owned in the Williams-Sonoma, Inc. Stock Fund by $42.20, the closing price of Williams-Sonoma, Inc. common stock on March 24, 2006.

(7)	Ms. McCollam owns $133,995 in the Williams-Sonoma, Inc. Stock Fund under our Associate Stock Incentive Plan, a 401(k) plan, as of March 24, 2006. The number of shares listed above includes 3,175 shares held in the Williams-Sonoma, Inc. Stock Fund. This number was calculated by dividing the amount owned in the Williams-Sonoma, Inc. Stock Fund by $42.20, the closing price of Williams-Sonoma, Inc. common stock on March 24, 2006.

(8)	Includes 4,400 shares owned by Mr. Robertson’s wife.

(9)	The directors and officers as a group own $3,023,680 in the Williams-Sonoma, Inc. Stock Fund under our Associate Stock Incentive Plan, a 401(k) plan, as of March 24, 2006. The number of shares listed above includes 71,651 shares held in the Williams-Sonoma, Inc. Stock Fund. This number was calculated by dividing the amount owned in the Williams-Sonoma, Inc. Stock Fund by $42.20, the closing price of Williams-Sonoma, Inc. common stock on March 24, 2006. Of the 71,651 shares, 159 are unvested and will fully vest by June 4, 2008.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information regarding securities authorized for issuance under our equity compensation plans as of January 29, 2006:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders(1)	10,098,037	$20.93	2,016,661
Equity compensation plans not approved by security holders(2)	1,051,872	20.86	408,197
Total	11,149,909	20.93	2,424,858

(1)	This reflects our 1993 Stock Option Plan and 2001 Long-Term Incentive Plan and includes grants of 840,000 restricted stock units pursuant to the 2001 Long-Term Incentive Plan in fiscal 2005.
(2)	This reflects our 2000 Nonqualified Stock Option Plan.

2000 Nonqualified Stock Option Plan

In July 2000, our Compensation Committee approved the 2000 Nonqualified Stock Option Plan, or the 2000 Plan. The 2000 Plan provides for the grant of nonqualified stock options to employees who are not officers or members of our Board, and persons who have accepted employment and actually become employees within 120 days of such acceptance. The plan administrator determines when options granted under the 2000 Plan may be exercised, except that no options may be exercised less than six months after grant, except in the case of the death or disability of the optionee. Options granted under the 2000 Plan have an exercise price equal to 100% of the fair market value of the shares underlying the option on the date of grant. The 2000 Plan permits options to be exercised with cash, check, certain other shares of our common stock, consideration received by us under “cashless exercise” programs or, if permitted by the plan administrator, promissory notes. In the event that we dissolve, liquidate, reorganize, merge or consolidate with one or more corporations as a result of which we are not the surviving corporation, or we sell substantially all of our assets or more than 80% of our then-outstanding stock, the 2000 Plan provides that the plan administrator will provide for one or more of the following: (i) each outstanding option will fully vest and become exercisable; (ii) the successor will assume or substitute for the options; (iii) the 2000 Plan will continue; or (iv) each outstanding option will be exchanged for a payment in cash or shares equal to the excess of the fair market value of our common stock over the exercise price. There are 3,000,000 shares of common stock reserved under the 2000 Plan, and 407,447 shares remain available for future issuance. However, as noted in Proposal 2, upon shareholder approval of the amended and restated 2001 Long-Term Incentive Plan, no future awards will be granted from the 2000 Nonqualified Stock Option Plan.

SHAREHOLDER PROPOSALS

How can shareholders submit a proposal for inclusion in our Proxy Statement for the 2007 Annual Meeting?

To be included in our Proxy Statement for the 2007 Annual Meeting, shareholder proposals must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934 and be received by our Secretary at our principal executive offices no later than December 15, 2006.

How can shareholders submit proposals to be raised at the 2007 Annual Meeting that will not be included in our Proxy Statement for the 2007 Annual Meeting?

To be raised at the 2007 Annual Meeting, shareholder proposals must comply with our Restated Bylaws. Under our Restated Bylaws, a shareholder must give advance notice to our Secretary of any business, including nominations of directors for our Board, that the shareholder wishes to raise at our Annual Meeting. To be timely, the notice must be received by our Secretary not less than 45 days or more than 75 days prior to the first anniversary of the date of the mailing of proxy materials for the preceding year’s Annual Meeting. Since this Proxy Statement is being mailed to you on or about April 14, 2006, shareholder proposals must be received by our Secretary at our principal executive offices between January 29, 2007 and February 28, 2007, in order to be raised at our 2007 Annual Meeting.

What if the date of the 2007 Annual Meeting changes by more than 30 days from the anniversary of this year’s Annual Meeting?

Under Rule 14a-8 of the Securities Exchange Act of 1934, as amended, if the date of the 2007 Annual Meeting changes by more than 30 days from the anniversary of this year’s Annual Meeting, to be included in our Proxy Statement, shareholder proposals must be received by us within a reasonable time before our solicitation is made.

Under our Restated Bylaws, if the date of the 2007 Annual Meeting changes by more than 30 days from the anniversary of this year’s Annual Meeting, shareholder proposals to be brought before the 2007 Annual Meeting must be delivered not later than the close of business on the later of the 90th day prior to the 2007 Annual Meeting and the 10th day following the day on which public announcement of the date of such meeting is first made by us.

What if the number of directors to be elected to our Board is increased?

In the event that the number of directors to be elected to our Board is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board at least 55 days prior to the anniversary date of this year’s Annual Meeting, or March 29, 2007, a notice shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it is delivered no later than the close of business on the 10th day following the day on which we first make such public announcement.

Does a shareholder proposal require specific information?

With respect to a shareholder’s nomination of a candidate for our Board, the shareholder notice to the Secretary must contain certain information as set forth in our Restated Bylaws and our Nominations and Corporate Governance Committee Report about both the nominee and the shareholder making the nomination. With respect to any other business that the shareholder proposes, the shareholder notice must contain a brief description of such business and the reasons for conducting such business at the meeting, as well as certain other information as set forth in our Restated Bylaws.

What happens if we receive a shareholder proposal that is not in compliance with the time frames described above?

If we receive notice of a matter to come before the 2007 Annual Meeting that is not in accordance with the deadlines described above, we will use our discretion in determining whether or not to bring such matter before the Annual Meeting. If such matter is brought before the Annual Meeting, then our proxy card for such meeting will confer upon our proxy holders discretionary authority to vote on such matter.

Where should shareholder proposals be sent?

Shareholder proposals should be sent to: Secretary, Williams-Sonoma, Inc., 3250 Van Ness Avenue, San Francisco, California 94109.

PERFORMANCE GRAPH

This graph compares the cumulative total shareholder return for our common stock with those for the CRSP Index for the NYSE and the CRSP Index for the NASDAQ Retail Trade Stocks, our peer group index. Our peer group includes over 150 companies. The cumulative total return listed below assumed an initial investment of $100 and reinvestment of dividends. The graph shows historical stock price performance, including reinvestment of dividends, and is not necessarily indicative of future performance.

Comparison of Five-Year Cumulative Total Returns of Williams-Sonoma, Inc.

CRSP* Index for the NYSE (U.S. Companies) and

CRSP Index for NASDAQ Retail Trade Stocks

■	Williams-Sonoma, Inc
«	NYSE (U.S. Companies)
NASDAQ Retail Trade Stocks

	1/28/01	2/03/02	2/02/03	2/01/04	1/30/05	1/29/06
Williams-Sonoma, Inc.	100.0	176.0	186.1	252.5	271.5	319.4
NYSE Stock Market	100.0	90.7	73.9	98.9	106.7	121.4
NASDAQ Retail Trade	100.0	125.1	101.7	149.1	178.6	193.7

Notes:

A.	The lines represent monthly index levels derived from compounded daily returns that include all dividends.
B.	The indices are re-weighted daily, using the market capitalization on the previous trading day.
C.	If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.
D.	The index level for all Series was set to $100.00 on 1/26/01.

*	Center for Research in Security Prices, University of Chicago Graduate School of Business.

AVAILABILITY OF ANNUAL REPORT ON FORM 10-K

A copy of our Annual Report on Form 10-K, including the financial statements for fiscal 2005 as filed with the SEC, is available at our website at www.williams-sonomainc.com and upon written request and without charge to any shareholder by writing to: Annual Report Administrator, Williams-Sonoma, Inc., 3250 Van Ness Avenue, San Francisco, California 94109.

San Francisco, California

April 14, 2006

EXHIBIT A

Williams-Sonoma, Inc.

2001 Long-Term Incentive Plan

amending and restating the 2001 Long-Term Incentive Plan

SECTION 1.

PURPOSES AND DEFINITIONS

(a) Purposes. The purposes of the Plan are (i) to attract, retain and incent talented personnel with respect to positions of substantial responsibility at the Company and any Subsidiary; and (ii) to enable the officers, key employees and Non-employee Directors, upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business, to acquire a proprietary interest in the Company.

(b) Effect of Amendment and Restatement. The Plan, as hereby amended and restated, applies to Awards made on or after the Effective Date. With respect to Awards made prior to the Effective Date, the 2006 amendment and restatement of the Plan only applies to the extent that it (i) does not impair the rights of an optionee, unless otherwise agreed in writing by any such optionee and the Company, and (ii) does not enlarge the rights of an optionee to the extent such enlargement would disqualify an outstanding Incentive Stock Option or give rise to a compensation expense for financial accounting purposes.

(c) Definitions. The following terms are defined as set forth below:

“Administrator” means the Committee described in Section 2.

“Annual Revenue” means the Company’s or a business unit’s net sales for the Fiscal Year, determined in accordance with generally accepted accounting principles; provided, however, that prior to the Fiscal Year, the Administrator shall determine whether any significant item(s) shall be excluded or included from the calculation of Annual Revenue with respect to one or more Participants.

“Applicable Laws” means the requirements relating to the administration of equity compensation plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are granted under the Plan.

“Award” or “Awards,” except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Dividend Equivalents and Deferred Stock Awards.

“Award Agreement” means a written agreement between the Company and the recipient of an Award specifying the terms and conditions of the Award. Each Award Agreement is subject to the terms and conditions of this Plan.

“Awarded Stock” means the Common Stock subject to an Award.

“Board” means the Board of Directors of the Company.

“Cash Position” means the Company’s level of cash and cash equivalents.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor tax code, along with related rules and regulations.

“Committee” means the Committee of the Board referred to in Section 2.

“Company” means Williams-Sonoma, Inc., a California corporation, and any successor thereto.

“Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code.

“Deferred Stock Award” means an Award granted pursuant to Section 10.

“Dividend Equivalent” means a credit, payable in cash, made at the discretion of the Administrator, to the account of a Participant in an amount equal to the cash dividends paid on one Share for each Share represented by an Award held by such Participant.

“Earnings Per Share” means as to any Fiscal Year, the Company’s or a business unit’s Net Income, divided by a weighted average number of common shares outstanding and dilutive common equivalent shares deemed outstanding, determined in accordance with generally accepted accounting principles.

“Effective Date” means the date of the Company’s 2006 annual shareholders meeting.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

“Fair Market Value” means, as of any date, the closing sales price for a share of Stock (or the closing bid, if no sales are reported) as quoted on the New York Stock Exchange on the last market trading day prior to the day of determination, as reported in the Wall Street Journal or any other source the Administrator considers reliable, or, if the shares of Stock cease to be traded on the New York Stock Exchange, the value which the Administrator determines most closely reflects the fair market value of the shares.

“Fiscal Year” means a fiscal year of the Company.

“Incentive Stock Option” means any Stock Option that is intended to qualify as, and is designated in writing in the related Option Award agreement as intending to constitute, an “incentive stock option” as defined in Section 422 of the Code.

“Net Income” means as to any Fiscal Year, the income after taxes of the Company or a business unit for the Fiscal Year determined in accordance with generally accepted accounting principles, provided that prior to the Fiscal Year, the Administrator shall determine whether any significant item(s) shall be included or excluded from the calculation of Net Income with respect to one or more Participants.

“Non-employee Director” means a member of the Board who is not also an employee of the Company or any Subsidiary.

“Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

“Operating Cash Flow” means the Company’s or a business unit’s sum of Net Income plus depreciation and amortization less capital expenditures plus changes in working capital comprised of accounts receivable, inventories, other current assets, trade accounts payable, accrued expenses, product warranty, advance payments from customers and long-term accrued expenses, determined in accordance with generally acceptable accounting principles.

“Operating Income” means the Company’s or a business unit’s income from operations but excluding any unusual items, determined in accordance with generally accepted accounting principles.

“Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

“Participant” means the holder of an outstanding Award granted under the Plan.

“Performance Goals” means the goal(s) (or combined goal(s)) determined by the Administrator (in its discretion) to be applicable to a Participant with respect to an Award. As determined by the Administrator, the Performance Goals applicable to an Award may provide for a targeted level or levels of achievement using one or more of the following measures: (a) Annual Revenue, (b) Cash Position, (c) Earnings Per Share, (d) Net Income, (e) Operating Cash Flow, (f) Operating Income, (g) Return on Assets, (h) Return on Equity, (i) Return on Sales, and (j) Total Shareholder Return. The Performance Goals may differ from Participant to Participant and from Award to Award. The Administrator may establish the goal (except with respect to Total Shareholder Return) relating to Company performance or to the performance of a business unit, product lines or specific markets. The Administrator shall appropriately adjust any evaluation of performance under a performance goal to exclude (i) any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial conditions and results of operations appearing in the Company’s annual report to shareholders for the applicable year, or (ii) the effect of any changes in accounting principles affecting the Company’s or a business units’ reported results.

“Plan” means this 2001 Long-Term Incentive Plan, as amended and restated on the Effective Date.

“Restricted Stock” means an Award granted pursuant to Section 8.

“Restricted Stock Unit” means an Award granted pursuant to Section 9.

“Return on Assets” means the percentage equal to the Company’s or a business unit’s Operating Income before incentive compensation, divided by average net Company or business unit, as applicable, assets, determined in accordance with generally accepted accounting principles.

“Return on Equity” means the percentage equal to the Company’s Net Income divided by average shareholder’s equity, determined in accordance with generally accepted accounting principles.

“Return on Sales” means the percentage equal to the Company’s or a business unit’s Operating Income before incentive compensation, divided by the Company’s or the business unit’s, as applicable, revenue, determined in accordance with generally accepted accounting principles.

“Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act, and any future regulation amending, supplementing or superseding such regulation.

“Stock” means the common stock, $.01 par value per share, of the Company, subject to adjustments pursuant to Section 3.

“Stock Appreciation Right” or “SAR” means a stock-settled stock appreciation right granted pursuant to Section 7.

“Stock Option” means any option to purchase shares of Stock granted pursuant to Section 6 or previously granted under this Plan prior to its 2004 amendment and restatement.

“Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

“Total Shareholder Return” means the total return (change in share price plus reinvestment of any dividends) of a share of Stock.

SECTION 2.

ADMINISTRATION OF PLAN; ADMINISTRATOR AUTHORITY TO SELECT

PARTICIPANTS AND DETERMINE AWARDS

(a) Committee. The Plan shall be administered by a committee of not fewer than two (2) Non-employee Directors (the “Administrator”). To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, each member of the Committee shall be a “non-employee director” within the meaning of Rule 16b-3(b)(3)(i) promulgated under the Exchange Act, or any successor definition. To the extent that the Administrator determines it to be desirable to qualify Awards granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, each member of the Committee shall also be an “outside director” within the meaning of Section 162(m) of the Code and the regulations (including temporary and proposed regulations) promulgated thereunder. In addition, each member of the Committee shall meet the then applicable requirements and criteria of the New York Stock Exchange (or other market on which the Stock then trades) for qualification as an “independent director.”

(b) Delegation by the Administrator. The Administrator, in its sole discretion and on such terms and conditions as it may provide, may delegate all or any part of its authority and powers under the Plan to two or more Directors of the Company; provided, however, that the Administrator may not delegate its authority and powers (a) with respect to any person who, with respect to the Stock, is subject to Section 16 of the Exchange Act, or (b) in any way which would jeopardize the Plan’s qualification under Applicable Laws.

(c) Powers of Administrator. The Administrator shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:

(i) to select the individuals to whom Awards may from time to time be granted;

(ii) to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non-Qualified Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Dividend Equivalents and Deferred Stock Awards, or any combination of the foregoing, granted to any one or more Participants;

(iii) to determine the number of shares of Stock to be covered by any Award;

(iv) to determine and modify from time to time the terms and conditions, including restrictions, consistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and Participants, and to approve the form of written instruments evidencing the Awards;

(v) subject to the minimum vesting provisions of Sections 8(d), 9(d) and 10(a), to accelerate at any time the exercisability or vesting of all or any portion of any Award;

(vi) subject to the provisions of Sections 6(a)(iii) and 7(a)(iii), to extend at any time the post-termination period in which Stock Options or Stock Appreciations Rights may be exercised;

(vii) to determine at any time whether, to what extent, and under what circumstances Stock and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the Participant and whether and to what extent the Company shall pay or credit amounts constituting deemed interest (at rates determined by the Administrator) or dividends or deemed dividends on such deferrals;

(viii) to develop, approve and utilize forms of notices, Award Agreements and similar materials for administration and operation of the Plan;

(ix) to determine if any Award shall be accompanied by the grant of a corresponding Dividend Equivalent; and

(x) at any time to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as the Administrator shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems necessary or advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

All decisions and interpretations of the Administrator shall be made in the Administrator’s sole and absolute discretion and shall be final and binding on all persons, including the Company and Plan Participants.

SECTION 3.

STOCK ISSUABLE UNDER THE PLAN; TERM OF PLAN;

RECAPITALIZATIONS; MERGERS; SUBSTITUTE AWARDS

(a) Stock Issuable. Subject to the provisions of Section 3(c), 15,205,743 shares of Stock are reserved and available for issuance under the Plan, plus any shares subject to any outstanding options under the Company’s 1993 Stock Option Plan and the Company’s 2000 Non-Qualified Stock Option Plan that subsequently expire unexercised, up to a maximum of 754,160 shares. The shares available for issuance under the Plan may be authorized but unissued shares of Stock or shares of Stock reacquired by the Company. If any portion of an Award is forfeited, cancelled, satisfied without the issuance of Stock or otherwise terminated, the shares of Stock underlying such portion of the Award shall be added back to the shares of Stock available for issuance under the Plan.

Any shares subject to Options or SARs shall be counted against the numerical limits of this Section 3(a) as one share for every share subject thereto. With respect to Awards granted on or after the date of receiving shareholder approval of the amended Plan in 2006, any shares subject to Restricted Stock, Restricted Stock Units or Deferred Stock Awards with a per share or unit purchase price lower than 100% of Fair Market Value on the date of grant shall be counted against the numerical limits of this Section 3(a) as one and nine-tenths shares for every one share subject thereto. To the extent that a share that was subject to an Award that counted as one and nine-tenths shares against the Plan reserve pursuant to the preceding sentence is recycled back into the Plan under the next paragraph of this Section 3(a), the Plan shall be credited with one and nine-tenths Shares.

If an Award expires or becomes unexercisable without having been exercised in full, or, with respect to Restricted Stock, Restricted Stock Units or Deferred Stock Awards, is forfeited to or repurchased by the Company at its original purchase price due to such Award failing to vest, the unpurchased Shares (or for Restricted Stock, Restricted Stock Units or Deferred Stock Awards, the forfeited or repurchased shares) which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated). With respect to SARs, when an SAR is exercised, the shares subject to a SAR grant agreement shall be counted against the numerical limits of Section 3(a) above, as one share for every share subject thereto, regardless of the number of shares used to settle the SAR upon exercise (i.e., shares withheld to satisfy the exercise price of an SAR shall not remain available for issuance under the Plan). Shares that have actually been issued under the Plan under any Award shall not be returned to the Plan and shall not become available for future distribution under the Plan; provided, however, that if Shares of Restricted Stock, Restricted Stock Units or Deferred Stock Awards are repurchased by the Company at their original purchase price or are forfeited to the Company due to such Awards failing to vest, such Shares shall become available for future grant under the Plan. Shares used to pay the exercise price of an Option shall not become available for future grant or sale under the Plan. Shares used to satisfy tax withholding obligations shall not become available for future grant or sale under the Plan. Any payout of Dividend Equivalents, because they are payable only in cash, shall not reduce the number of Shares available for issuance under the Plan. Conversely, any forfeiture of Dividend Equivalents shall not increase the number of Shares available for issuance under the Plan.

(b) Term of Plan. No Awards shall be made more than ten (10) years after the date upon which the Board approved the amended and restated Plan in 2006. Notwithstanding the foregoing, Stock Options and Stock Appreciation Rights granted hereunder may, except as otherwise expressly provided herein, be exercisable for up to ten (10) years after the date of grant.

(c) Impact of Transactions. Subject to the provisions of Section 17, if, through or as a result of any merger, consolidation, sale of all or substantially all of the assets of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction, the outstanding shares of Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Stock or other securities, the Administrator may make an appropriate or proportionate adjustment in (i) the maximum number of shares reserved for issuance under the Plan, (ii) the number of Awards that can be granted to any one individual Participant in any calendar year , (iii) the number and kind of shares or other securities subject to any then outstanding Awards under the Plan, and (iv) the price for each share subject to any then outstanding Awards under the Plan, without changing the aggregate exercise price. The adjustment by the Administrator shall be final, binding and conclusive. No fractional shares of Stock shall be issued under the Plan resulting from any such adjustment.

(d) Substitute Awards. The Administrator may grant Awards under the Plan in substitution for stock and stock based awards held by employees of another corporation who become employees of the Company or a Subsidiary as the result of a merger or consolidation of the employing corporation with the Company or a Subsidiary or the acquisition by the Company or a Subsidiary of property or stock of the employing corporation. The Administrator may direct that the substitute Awards be granted with such terms and conditions as the Administrator considers appropriate in the circumstances.

SECTION 4.

ELIGIBILITY

Those persons eligible to participate in the Plan shall be officers, employees and Non-employee Directors of the Company, its Parent and any Subsidiaries. Selection of Participants shall be made from time to time by the Administrator, in its sole discretion.

SECTION 5.

CODE SECTION 162(m) LIMITATIONS

(a) Stock Options and SARs. A Participant can receive no more than one million shares of Stock in the aggregate covered by Stock Options or SARs during any one calendar year, subject to adjustment under Section 3(c).

(b) Restricted Stock, Restricted Stock Units and Deferred Stock Awards. A Participant can receive grants covering no more than four hundred thousand shares of Stock in the aggregate covered by Restricted Stock or Restricted Stock Units during any one calendar year, subject to adjustment under Section 3(c).

(c) Section 162(m) Performance Restrictions. For purposes of qualifying grants of Restricted Stock or Restricted Stock Units as “performance-based compensation” under Section 162(m) of the Code, the Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals shall be set by the Administrator on or before the latest date permissible to enable the Restricted Stock or Restricted Stock Units to qualify as “performance-based compensation” under Section 162(m) of the Code. In granting Restricted Stock or Restricted Stock Units which are intended to qualify under Section 162(m) of the Code, the Administrator shall follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Award under Section 162(m) of the Code (e.g., in determining the Performance Goals).

(d) Changes in Capitalization. The numerical limitations in Sections 5(a) and (b) shall be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 3(c).

SECTION 6.

STOCK OPTIONS

Any Stock Option granted under the Plan shall be in such form as the Administrator may from time to time approve. Stock Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options. Incentive Stock Options may be granted only to employees of the Company, its Parent or any Subsidiary. To the extent that any Option does not qualify as an Incentive Stock Option, it shall be a Non-Qualified Stock Option.

(a) Stock Option Grants. The Administrator, in its discretion, may grant Stock Options to eligible officers and key employees of the Company, its Parent or any Subsidiary. Stock Options granted pursuant to this Section 6(a) shall be subject to the following terms and conditions and each Stock Option Award Agreement shall contain such additional terms and conditions, consistent with the terms of the Plan, as the Administrator deems desirable.

(i) Exercise Price. The exercise price per share shall be determined by the Administrator at the time of grant, but it shall not be less than 100% of the Fair Market Value on the date of grant. If an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation and an Incentive Stock Option is granted to such employee, the option price of such Incentive Stock Option shall be not less than 110% of the Fair Market Value on the grant date.

(ii) Option Term. The term of each Stock Option shall be fixed by the Administrator, but no Stock Option shall be exercisable more than ten (10) years after the date the option is granted. If an employee owns or is deemed to own more than 10% of the combined voting power of all classes of stock of the Company or any Parent or Subsidiary and an Incentive Stock Option is granted to such employee, the term of such option shall be no more than five (5) years from the date of grant.

(iii) Exercisability; Rights of a Shareholder. Stock Options shall become exercisable at such time or times, whether or not in installments, as shall be determined by the Administrator; provided, however, that all Stock Options must be exercised within ten (10) years of the date they become exercisable or they shall automatically expire. The Administrator may, at any time, accelerate the exercisability of all or any portion of any Stock Option. An optionee shall have the rights of a shareholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

(iv) Method of Exercise. Stock Options may be exercised in whole or in part, by giving written or electronic notice of exercise to the Company, specifying the number of shares to be purchased. To the extent permitted by Applicable Law, payment of the purchase price may be made by one or more of the following methods to the extent provided in the Award Agreement:

(A) In cash, by certified or bank check or other instrument acceptable to the Administrator;

(B) In the form of shares of Stock that are not then subject to restrictions under any Company plan and that have been beneficially owned by the optionee for at least six months, if permitted by the Administrator in its discretion. Such surrendered shares shall be valued at Fair Market Value on the exercise date;

(C) By the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company to pay the purchase price; provided that the payment method described in this Section 6(a)(iv)(C) shall not be available to an optionee who is subject to the reporting and other provisions of Section 16 of the Exchange Act unless the optionee and the broker comply with such procedures and enter into such agreements as the Administrator shall prescribe as a condition of such payment procedure; or

(D) By a net exercise procedure.

The actual or constructive delivery of certificates (as described in Section 18(b)) representing the shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the optionee (or a purchaser acting in his or her stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and fulfilling any other requirements contained in the Stock Option or Applicable Laws.

(b) Annual Limit on Incentive Stock Options. To the extent that the aggregate Fair Market Value (determined as of the time of grant) of the shares of Stock with respect to which Incentive Stock Options granted under this Plan and any other plan of the Company or its parent and subsidiary corporations become exercisable for the first time by an optionee during any calendar year in excess of $100,000, it shall constitute a Non-Qualified Stock Option.

(c) Termination. Except as may otherwise be provided by the Administrator either in the Award Agreement or, subject to Section 15 below, in writing after the Award Agreement is issued, an optionee’s rights in all Stock Options shall automatically terminate ninety (90) days following optionee’s termination of employment (or cessation of business relationship) with the Company and its Subsidiaries for any reason. Notwithstanding the foregoing, if an optionee ceases to be employed by the Company and the Company’s Subsidiaries by reason of his or her death, or if the employee dies within the thirty (30) day period after the employee ceases to be employed by the Company and the Company’s Subsidiaries, any Stock Options of such optionee may be exercised, to the extent of the number of shares with respect to which he or she could have exercised it on the date of his or her death, by his or her estate, personal representative or beneficiary who has acquired the Stock Options by will or by the laws of descent and distribution, at any time prior to the earlier of the specified expiration date of the Options or one hundred eighty (180) days from the date of such optionee’s death. Additionally, if an optionee ceases to be employed by the Company and the Company’s Subsidiaries by reason of his or her Disability, he or she shall have the right to exercise any Stock Options held by the optionee on the date of termination of employment, to the extent of the number of shares with respect to which he or she could have exercised it on that date, at any time prior to the earlier of the specified expiration date of the Stock Options or one hundred eighty (180) days from the date of the termination of the optionee’s employment.

(d) Notice to Company of Disqualifying Disposition. Each employee who receives an Incentive Stock Option must agree to notify the Company in writing immediately after the employee makes a Disqualifying Disposition of any Stock acquired pursuant to the exercise of an Incentive Stock Option. A “Disqualifying Disposition” is any disposition (including any sale) of such Stock before the later of:

(i) two years after the date the employee was granted the Incentive Stock Option, or

(ii) one year after the date the employee acquired Stock by exercising the Incentive Stock Option.

If the employee has died before such stock is sold, these holding period requirements do not apply and no Disqualifying Disposition can occur thereafter.

SECTION 7.

STOCK APPRECIATION RIGHTS

Any Stock Appreciation Right granted under the Plan shall be in such form as the Administrator may from time to time approve.

(a) Stock Appreciation Right Awards. The Administrator, in its discretion, may award Stock Appreciation Rights to eligible officers and key employees of the Company, its Parent or any Subsidiary. Stock Appreciation Rights awarded pursuant to this Section 7(a) shall be subject to the following terms and conditions and each Stock Appreciation Right Award Agreement shall be subject such additional terms and conditions, consistent with the terms of the Plan, as the Administrator deems desirable.

(i) Exercise Price. The exercise price per share shall be determined by the Administrator at the time of grant, but it shall not be less than 100% of the Fair Market Value on the date of grant.

(ii) SAR Term. The term of each Stock Appreciation Right shall be fixed by the Administrator, but no Stock Appreciation Right shall be exercisable more than ten (10) years after the date of grant.

(iii) Exercisability; Rights of a Shareholder. Stock Appreciation Rights shall become exercisable at such time or times, whether or not in installments, as shall be determined by the Administrator in an Award Agreement; provided, however, that all Stock Appreciation Rights must be exercised within ten (10) years of the date they become exercisable or they shall automatically expire. The Administrator may, at any time, accelerate the exercisability of all or any portion of any Stock Appreciation Right. An optionee shall have the rights of a shareholder only as to shares acquired upon the exercise of a Stock Appreciation Right and not as to unexercised Stock Appreciation Rights.

(iv) Method of Exercise. Stock Appreciation Rights may be exercised in whole or in part, by giving written or electronic notice of exercise to the Company, specifying the number of shares to be purchased. Upon exercise of an SAR, a Participant shall be entitled to receive payment from the Company solely in shares of Stock equal to an amount determined by multiplying the difference between the Fair Market Value of a share of Stock on the date of exercise over the exercise price times the number of shares of Stock with respect to which the SAR is exercised, rounded down to the nearest whole share.

The actual or constructive delivery of certificates (as described in Section 18(b)) representing the shares of Stock to be delivered pursuant to the exercise of a Stock Appreciation Right will be contingent upon fulfilling any requirements contained in the Stock Appreciation Right Award or Applicable Laws.

(b) Termination. Except as may otherwise be provided by the Administrator either in the Award Agreement or, subject to Section 15 below, in writing after the Award Agreement is issued, a Participant’s rights in all Stock Appreciation Rights shall automatically terminate ninety (90) days following his or her termination of employment (or cessation of business relationship) with the Company and its Subsidiaries for any reason. Notwithstanding the foregoing, if a Participant ceases to be employed by the Company and the Company’s Subsidiaries by reason of his or her death, or if the employee dies within the thirty (30) day period after the employee ceases to be employed by the Company and the Company’s Subsidiaries, any Stock Appreciation Rights of such Participant may be exercised, to the extent of the number of shares with respect to which he or she could have exercised it on the date of his or her death, by his or her estate, personal representative or beneficiary who has acquired the Stock Appreciation Rights by will or by the laws of descent and distribution, at any time prior to the earlier of the specified expiration date of the SARs or one hundred eighty (180) days from the date of such Participant’s death. Additionally, if a Participant ceases to be employed by the Company and the Company’s Subsidiaries by reason of his or her Disability, he or she shall have the right to exercise any Stock Appreciation Rights held on the date of termination of employment, to the extent of the number of shares with respect to which he or she could have exercised it on that date, at any time prior to the earlier of the specified expiration date of the Stock Appreciation Rights or one hundred eighty (180) days from the date of the termination of employment.

SECTION 8.

RESTRICTED STOCK AWARDS

(a) Nature of Restricted Stock Awards. A Restricted Stock Award is an Award entitling the recipient to acquire shares of Stock subject to such restrictions and conditions as the Administrator may determine at the time of grant (“Restricted Stock”). A Restricted Stock Award can be made without any required payment, upon payment of par value or upon any other such payment, all as determined by the Administrator in its discretion and in compliance with Applicable Law. Conditions may be based on continuing employment (or service as a Non-employee Director) and/or achievement of pre-established performance goals and objectives. The terms and conditions of each such Award Agreement shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and Participants.

(b) Rights as a Shareholder. Upon execution of the Restricted Stock Award Agreement and paying any applicable purchase price, a Participant shall have the rights of a shareholder with respect to the voting of the Restricted Stock, subject to such terms and conditions as may be contained in the Restricted Stock Award Agreement. Unless the Administrator shall otherwise determine, certificates (as described in Section 18(b)) evidencing the Restricted Stock shall remain in the possession of the Company until such Restricted Stock is vested as provided in Section 8(d) below, and the Participant may be required, as a condition of the grant, to deliver to the Company a stock power endorsed in blank.

(c) Restrictions. Except as may otherwise be provided by the Administrator either in the Award Agreement or, subject to Section 15 below, in writing after the Award Agreement is issued, if a Participant’s employment (or service as a Non-employee Director) with the Company and its Subsidiaries terminates for any reason, the Company shall have the right to repurchase Restricted Stock that has not vested at the time of termination at its original purchase price (which may be zero), from the Participant or the Participant’s legal representative.

(d) Vesting of Restricted Stock. The Administrator at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the Company’s right of repurchase or forfeiture shall lapse, provided, however, that any Awards of Restricted Stock that vest solely on the basis of continuing employment (or service as a Non-employee Director) shall be subject to a period of vesting determined by the Administrator; provided, further, that with respect to Restricted Stock vesting solely based on continuing as an Employee or Non-employee Director, the shares of Stock subject to such Award will vest in full no earlier (except if accelerated pursuant to Section 17 hereof) than the three (3) year anniversary of the grant date; provided, further, that if vesting is not solely based solely on continuing as an Employee or Non-employee Director, they will vest in full no earlier (except if accelerated pursuant to Section 17 hereof) than the one (1) year anniversary of the grant date.

(e) Waiver, Deferral and Reinvestment of Dividends. The Restricted Stock Award Agreement may require or permit the immediate payment, waiver, deferral or reinvestment (in the form of additional Restricted Stock) of dividends paid on the Restricted Stock.

SECTION 9.

RESTRICTED STOCK UNIT AWARDS

(a) Nature of Restricted Stock Unit Awards. A Restricted Stock Unit Award entitles the Participant to acquire shares of Stock subject to such restrictions and conditions as the Administrator may determine at the time of grant (a “Restricted Stock Unit”). A Restricted Stock Unit Award can be made without any required payment, upon payment of par value or upon any other such payment, all as determined by the Administrator in its discretion and in compliance with Applicable Law. Conditions may be based on continuing employment (or service as a Non-employee Director) and/or achievement of pre-established performance goals and objectives. The terms and conditions of each such Award Agreement shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and Participants.

(b) Rights as a Shareholder. A Participant shall have the rights of a shareholder only as to shares acquired upon the delivery of shares of Stock pursuant to a Restricted Stock Unit Award and not as to any unvested or undelivered shares of Stock.

(c) Restrictions. Except as may otherwise be provided by the Administrator either in the Award Agreement or, subject to Section 15 below, in writing after the Award Agreement is issued, if a Participant’s employment (or service as a Non-employee Director) with the Company and its Subsidiaries terminates for any reason, the Restricted Stock Unit, to the extent not then vested, shall be forfeited.

(d) Vesting of Restricted Stock Unit. The Administrator at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the

Restricted Stock Unit shall vest, provided, however, that any Awards of Restricted Stock that vest solely on the basis of continuing employment (or service as a Non-employee Director) shall be subject to a period of vesting determined by the Administrator; provided, further, that with respect to Restricted Stock Units vesting solely based on continuing as an Employee or Non-employee Director, they will vest in full no earlier (except if accelerated pursuant to Section 17 hereof) than the three (3) year anniversary of the grant date; provided, further, that if vesting is not solely based solely on continuing as an Employee or Non-employee Director, they will vest in full no earlier (except if accelerated pursuant to Section 17 hereof) than the one (1) year anniversary of the grant date.

SECTION 10.

DEFERRED STOCK AWARDS

(a) Nature of Deferred Stock Awards. A Deferred Stock Award is an Award of a right to receive shares of Stock at the end of a specified deferral period. The Administrator in its sole discretion shall determine the persons to whom and the time or times at which Deferred Stock Awards will be made, the number of shares of Stock covered by any Deferred Stock Award, the duration of the period (the “Deferral Period”) prior to which the Stock will be delivered, and the restrictions and other conditions under which receipt of the Stock will be deferred and any other terms and conditions of the Deferred Stock Awards. The Administrator may condition a Deferred Stock Award upon the attainment of specified performance goals by the Participant or by the Company or a Subsidiary, including a division or department of the Company or a Subsidiary for or within which the Participant is primarily employed, or upon such other factors or criteria as the Administrator shall determine provided, however, that with respect to Deferred Stock Awards vesting solely based on continuing as an Employee or Non-employee Director, the shares of Stock subject to such Award will vest in full no earlier (except if accelerated pursuant to Section 17 hereof) than the three (3) year anniversary of the grant date; provided, further, that if vesting is not solely based solely on continuing as an Employee or Non-employee Director, they will vest in full no earlier (except if accelerated pursuant to Section 17 hereof) than the one (1) year anniversary of the grant date. The provisions of Deferred Stock Awards need not be the same with respect to any Participant. The Administrator may make Deferred Stock Awards independent of or in connection with the granting of any other Award under the Plan.

(b) Terms and Conditions. Deferred Stock Awards shall be subject to the following terms and conditions:

(i) Expiration of Deferral Period. At the expiration of the Deferral Period (or Elective Deferral Period as defined in Section 10(b)(iv), where applicable), the Administrator shall deliver Stock to the Participant for the shares of Stock covered by the Deferred Stock Award.

(ii) Rights. Cash dividends with respect to Restricted Stock Deferred Stock Award or Dividend Equivalent Rights with respect to a Restricted Stock Unit Deferred Stock Award shall be subject to such vesting and payment terms as are determined by the Administrator.

(iii) Acceleration and Waiver. Based on such factors or criteria as the Administrator may determine, and subject to the minimum vesting requirements of Section 10(a), the Administrator may provide in the Award Agreement for the lapse of restrictions, conditions or deferral limitations in installments and may accelerate the vesting of all or any part of any Deferred Stock Award and waive such remaining restrictions, conditions or deferral limitations for all or any part of such Deferred Stock Award, subject to the requirements of Code Section 409A.

(iv) Election. A Participant may elect further to defer receipt of the shares of Stock payable under a Deferred Stock Award (or an installment thereof) for a specified period or until a specified event (an “Elective Deferral Period”), subject in each case to the Administrator’s approval, to such terms as are determined by the Administrator and to the requirements of Code Section 409A.

(c) Rights as a Shareholder. A Participant receiving a Deferred Stock Award shall have the rights of a shareholder only as to shares actually received by the Participant under the Plan and not with respect to shares subject to the Award but not actually received by the Participant. A Participant shall be entitled to receive a stock certificate (as described in Section 18(b)) evidencing the acquisition of shares of Stock under a Deferred Stock Award only upon satisfaction of all conditions specified in the Deferred Stock Award Agreement.

(d) Termination. Except as may otherwise be provided by the Administrator either in the Deferred Stock Award Agreement or, subject to Section 15 below, in writing after the Deferred Stock Award Agreement is issued, a Participant’s rights in all Deferred Stock Awards shall automatically terminate upon the Participant’s termination of employment (or service as a Non-employee Director) with the Company and its Subsidiaries for any reason.

SECTION 11.

NON-EMPLOYEE DIRECTOR STOCK PROGRAM

Each person who is elected as a Non-employee Director shall be granted, on the date of his or her initial election and annually thereafter on the date of the annual shareholders meeting (so long as the Non-Employee Director has then been serving as such for at least three months), either (i) a Non-Qualified Stock Option to acquire such number of shares of Stock as may be determined by the Administrator with an exercise price per share for the Stock covered by such Stock Option at least equal to the Fair Market Value on the date as of which the Stock Option is granted, or (ii) another Plan Award, as determined by the Administrator in its sole discretion. Such Awards shall vest and be payable and shall be subject to such other terms and conditions as may be determined by the Administrator. Stock Options and Stock Appreciation Rights granted under this Section 11 may be exercised only by written notice to the Company specifying the number of shares to be purchased. For Stock Options, payment of the full purchase price of the shares to be purchased may be made by one or more of the methods specified in Section 6(a)(iv). A Participant shall have the rights of a shareholder only as to shares acquired upon the exercise of a Stock Option or Stock Appreciation Right and not as to unexercised Stock Options or Stock Appreciation Rights or to shares of Stock subject to other Awards that have not been delivered to the Participant.

SECTION 12.

TRANSFERABILITY; NO REPRICING

(a) Incentive Stock Options. Incentive Stock Options shall not be transferable by the optionee other than by will or by the laws of descent and distribution and all Incentive Stock Options shall be exercisable, during the optionee’s lifetime, only by the optionee.

(b) Other Awards. Subject to the approval of the Administrator, in its sole discretion, a Participant may transfer his or her vested Awards (other than Incentive Stock Options), but only without receiving any consideration for the transfer, to members of his or her family or to trusts for the benefit of such family members or to such other transferees as are permitted under a U.S. Securities & Exchange Commission Form S-8 registration statement, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of this Plan and the applicable Award Agreement.

(c) No Repricing. The exercise price for the Stock to be issued pursuant to an already granted Award may not be lowered without the prior consent of the Company’s shareholders. This shall include, without limitation, a repricing of the Award as well as an exchange program whereby the Participant agrees to cancel an existing Award in exchange for another Award.

SECTION 13.

TAX WITHHOLDING

(a) Payment by Participant. Each Participant shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the

Participant for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by Applicable Law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant. The Company’s obligation to deliver stock certificates to any Participant is subject to and conditioned on tax obligations being satisfied by the Participant.

(b) Payment in Stock. Subject to approval by the Administrator, a Participant may elect to have such tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from shares of Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the required statutory minimum (but no more than such required minimum) with respect to the Company’s withholding obligation, or (ii) transferring to the Company shares of Stock owned by the Participant with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the required statutory minimum (but no more than such required minimum) with respect to the Company’s withholding obligation.

SECTION 14.

TRANSFER, LEAVE OF ABSENCE, ETC.

For purposes of the Plan, the following events shall not be deemed a termination of employment:

(a) a transfer to the employment of the Company from a Subsidiary or from the Company to a Subsidiary, or from one Subsidiary to another; or

(b) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee’s right to re-employment is guaranteed either by a statute or by contract or under the written policy pursuant to which the leave of absence was granted or if the Administrator otherwise so provides in writing.

SECTION 15.

AMENDMENTS AND TERMINATION

The Board may, at any time, amend or discontinue the Plan, and the Administrator may, at any time, subject to the terms of the Plan, amend or cancel any outstanding Award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Award without the holder’s written consent. If and to the extent determined by the Administrator to be required by (a) the Code to ensure that Incentive Stock Options granted under the Plan are qualified under Section 422 of the Code or ensure that compensation earned under Awards granted under the Plan qualify as performance-based compensation under Section 162(m) of the Code, if and to the extent intended to so qualify, or (b) the rules of the New York Stock Exchange, Plan amendments shall be subject to approval by the Company’s shareholders entitled to vote at a meeting of shareholders. Nothing in this Section 15 shall limit the Board’s authority to take any action permitted pursuant to Section 3(c) or 3(d).

SECTION 16.

STATUS OF PLAN

Unless the Administrator shall otherwise expressly determine in writing, with respect to the portion of any Award which has not been exercised and any payments in Stock not received by a Participant, a Participant shall have no rights greater than those of a general creditor of the Company. In its sole discretion, the Administrator may authorize the creation of trusts or other arrangements to meet the Company’s obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the foregoing sentence.

SECTION 17.

MERGER & SIMILAR TRANSACTION PROVISIONS

In contemplation of and subject to the consummation of a consolidation or merger or sale of all or substantially all of the assets of the Company in which outstanding shares of Stock are exchanged for securities, cash or other property of an unrelated corporation or business entity or in the event of a liquidation or dissolution of the Company or in the case of a corporate reorganization of the Company (in each case, a “Transaction”), the Board, or the board of directors of any corporation or other entity assuming the obligations of the Company, may, in its discretion, take any one or more of the following actions, as to outstanding Awards: (i) provide that such Awards shall be assumed or equivalent awards shall be substituted, by the acquiring or succeeding corporation or other entity (or an affiliate thereof), and/or (ii) upon written notice to the Participants, provide that all Awards will terminate immediately prior to the consummation of the Transaction. In the event that, pursuant to clause (ii) above, Awards will terminate immediately prior to the consummation of the Transaction, all outstanding Awards shall vest 100% immediately prior to their termination. Moreover, in such event, all Awards, other than Options and SARs, shall be fully settled in kind, at such appropriate consideration as determined by the Administrator in its sole discretion after taking into account any and all consideration payable per share of Stock pursuant to the Transaction (the “Transaction Price”) and all Stock Options and SARs shall be fully settled in kind in an amount equal to the difference between (A) the Transaction Price times the number of shares of Stock subject to such outstanding Stock Options or SARs (to the extent then exercisable at prices not in excess of the Transaction Price) and (B) the aggregate exercise price of all such outstanding Stock Options and SARs. In the event of a Transaction that qualifies as a change in the ownership or effective control of the Company under Code Section 409A or the proposed or final Treasury Regulations thereunder, as applicable, any outstanding Deferred Stock Awards shall be paid out to the Participant, to the extent then vested, upon the date of such Transaction.

SECTION 18.

GENERAL PROVISIONS

(a) No Distribution; Compliance with Legal Requirements. The Administrator may require each person acquiring Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof. No shares of Stock shall be issued pursuant to an Award until all Applicable Laws have been satisfied. The Administrator may require the placing of such stop-orders and restrictive legends on certificates for Stock (as described in Section 18(b) below) as it deems appropriate.

(b) Stock Certificates. To the extent the Company uses certificates to represent shares of Stock, certificates to be delivered to Participants under this Plan shall be deemed delivered for all purposes when the Company or a stock transfer agent of the Company shall have mailed such certificates in the United States mail, addressed to the Participant, at the Participant’s last known address on file with the Company. Any reference in this Section 18(b) or elsewhere in the Plan to actual stock certificates and/or the delivery of actual stock certificates shall be deemed satisfied by the electronic record-keeping and electronic delivery of shares of Stock or other mechanism then utilized by the Company and its agents for reflecting ownership of such shares.

(c) Other Compensation Arrangements; No Employment Rights. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of this Plan and the grant of Awards shall not confer upon any individual any right to continued employment or service as a director with the Company or any Subsidiary and shall not interfere in any way with the right of the Company or any Subsidiary to terminate the employment of any of its employees at any time, with or without cause or notice.

(d) Trading Policy Restrictions. Awards and related transactions under the Plan shall be subject to such Company insider-trading-policy-related restrictions, terms and conditions as may be established by the Administrator, or in accordance with policies set by the Administrator, from time to time.

SECTION 19.

GOVERNING LAW

This Plan and all Awards and actions taken thereunder shall be governed by, and construed in accordance with, the laws of the State of California, applied without regard to conflict of law principles.

EXHIBIT B

WILLIAMS-SONOMA, INC.

COMPENSATION COMMITTEE CHARTER

(as amended and restated on March 15, 2006)

PURPOSE

The purpose of the Compensation Committee of the Board of Directors of Williams-Sonoma, Inc. (the “Company”) is to: (i) assist the Board of Directors in discharging its responsibilities relating to oversight of the compensation of the Company’s Chief Executive Officer, other executive officers, and directors; (ii) administer the Company’s incentive compensation and other equity-based plans (the “Plans”) and make grants under them; (iii) oversee the Company’s compensation policies, plans, and benefits programs generally, and (iv) in the case of the Williams-Sonoma, Inc. Associate Stock Incentive Plan (the “ASIP”), which is not considered one of the Plans as defined above, the Compensation Committee’s sole responsibility shall be to amend the ASIP as provided below. In addition, the Compensation Committee will undertake those specific duties and responsibilities listed below and such other duties as the Board of Directors from time to time prescribes.

COMPOSITION

The Compensation Committee shall consist of not less than two (2) independent members of the Company’s Board of Directors. The members of the Compensation Committee are appointed by the Board of Directors upon the recommendation of the Nominations and Corporate Governance Committee and serve at the discretion of the Board of Directors. The Board of Directors shall designate one member of the Compensation Committee to serve as the chairperson.

Members of the Compensation Committee must meet the following criteria:

•	Each member will be an independent director, as defined by: (i) the rules of the New York Stock Exchange; and (ii) the rules of the Securities and Exchange Commission (“SEC”).

•	Each member will be an “Outside Director” as such term is defined with respect to Section 162(m) of the Internal Revenue Code of 1986, as amended.

•	Each member will be a “non-employee” director as defined under Rule 16b-3 promulgated under Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Determinations as to whether a particular director satisfies the requirements for membership on the Compensation Committee shall be made by the Board of Directors.

RESPONSIBILITIES

The responsibilities of the Compensation Committee shall include:

•	Reviewing and approving corporate goals and objectives relevant to the compensation of the Chief Executive Officer, evaluating the Chief Executive Officer’s performance in light of those goals and objectives, and reviewing and approving the level of compensation, including base salary, bonus, equity compensation, and any other benefits to be provided to the Chief Executive Officer based on this evaluation. In determining the long-term incentive component of the Chief Executive Officer’s compensation, the Compensation Committee shall consider such factors as the Company’s performance and relative shareholder return, the value of similar incentive awards given to Chief Executive Officers of comparable companies, and the awards given to the Company’s Chief Executive Officer in past years. Such review and approval shall be made without the presence of the Chief Executive Officer.

•	Reviewing, making recommendations to the Board of Directors regarding, and approving, as appropriate, compensation for executive officers other than the Chief Executive Officer.

•	Reviewing, making recommendations to the Board of Directors regarding, and approving, as appropriate, general compensation goals and guidelines for the Company’s employees.

•	Reviewing, making recommendations to the Board of Directors regarding, and approving, as appropriate, the compensation policy for the non-employee directors of the Company.

•	Approving and authorizing amendments to the ASIP, the Plans, and the Company’s other benefit programs to the extent such amendment authority has been delegated to the Compensation Committee by the Board of Directors.

•	Acting as the Administrator (as defined under each Plan) and administering, within the authority delegated by the Board of Directors, the Company’s Plans. In its administration of the Plans, the Compensation Committee may: (i) grant stock options or stock purchase rights to individuals eligible for such grants (including, to the extent relevant, grants to individuals subject to Section 16 of the Exchange Act in compliance with Rule 16b-3 promulgated thereunder); (ii) amend such stock options or stock purchase rights; and (iii) take all other actions permitted under the Plans. The Compensation Committee may delegate to two or more directors of the Company the authority to make grants and awards to any non-executive officer of the Company under such of the Plans as the Compensation Committee deems appropriate in accordance with the terms of such Plans. The Compensation Committee also shall review and make recommendations to the Board of Directors with respect to changes in the number of shares reserved for issuance under those Plans.

•	Preparing a compensation committee report on executive compensation as required by the SEC to be included in the Company’s annual proxy statement or annual report on Form 10-K filed with the SEC.

•	As appropriate, obtaining advice and assistance from independent counsel or other advisors, including, without limitation, any compensation consultant to be used by the Company or the Compensation Committee in the evaluation of Chief Executive Officer, executive officer, other officer, employee or director compensation.

•	Conducting an annual evaluation of the Compensation Committee’s own performance.

MEETINGS

The Compensation Committee shall meet as often as it determines, but not less frequently than two (2) times each year. The members of the Compensation Committee may invite the Chief Executive Officer or any other person to attend meetings as appropriate and consistent with this charter; provided, however, that the Chief Executive Officer may not be present during the voting on or deliberations regarding the Chief Executive Officer’s compensation.

MINUTES

The Compensation Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board of Directors.

REPORTS

The Compensation Committee will report to the Board of Directors on a periodic basis and make such recommendations with respect to any of the above matters as the Compensation Committee deems necessary or appropriate.

COMPENSATION

Members of the Compensation Committee shall receive such fees, if any, for their service as committee members as may be determined by the Board of Directors in its sole discretion. Fees may be paid in such form of consideration as is determined by the Board of Directors.

DELEGATION OF AUTHORITY

The Compensation Committee may form and delegate authority to subcommittees when appropriate.

EXHIBIT C

WILLIAMS-SONOMA, INC.

NOMINATIONS AND CORPORATE GOVERNANCE COMMITTEE CHARTER

(as amended and restated on March 15, 2006)

PURPOSE

The Nominations and Corporate Governance Committee (the “Committee”) of the Board of Directors (the “Board”) of Williams-Sonoma, Inc. (the “Company”) acts on behalf of and with the concurrence of the Board with respect to matters relating to the composition and membership of the Board and the Board’s governance responsibilities.

COMPOSITION

The Committee shall be comprised entirely of independent members of the Company’s Board. The exact number of members of the Committee shall be fixed and may be changed from time to time by resolution duly adopted by the Board. The members of the Committee shall be appointed by the Board. Committee members may be removed or replaced by the Board.

The members of the Committee shall meet the independence requirements of the New York Stock Exchange and the Securities and Exchange Commission.

COMMITTEE PURPOSE AND RESPONSIBILITIES

The Committee’s primary purpose and responsibilities are to:

•	In consultation with the Chairman of the Board, periodically review and recommend to the Board suitable revisions to the Board’s guidelines on corporate governance, which are updated periodically.

•	Annually consider and review with the Board the appropriate skills and characteristics required of prospective Board members in light of the then-current composition of the Board.

•	Identify individuals qualified to become Board members, consistent with criteria approved by the Board.

•	Assist the Chairman of the Board and the Board in general with screening potential Board candidates, meet with potential Board candidates and, as appropriate, participate in the recruitment of potential Board members, consistent with the procedures prescribed by the Board’s guidelines on corporate governance.

•	As appropriate, use its sole authority to retain and terminate any search firm to be used to identify director candidates, including its sole authority to approve the search firm’s fees and other retention terms.

•	Select, or recommend that the Board select, the director nominees for the next annual meeting of shareholders.

•	Consider director nominees recommended and properly submitted by the Company’s shareholders in accordance with the Committee’s Shareholder Recommendations Policy.

•	Annually evaluate the performance of the Company’s Chief Executive Officer, annually oversee evaluation of the performance of the Board and the Company’s management and provide a report with respect to this performance to the members of the Board, together with recommended performance enhancements.

C-1

•	Periodically assess the Board’s meeting schedule and evaluate the effectiveness of meeting agendas. Subsequently prepare recommendations to the Chairman of the Board and Chief Executive Officer regarding suggested modifications in the schedule of Board meetings and suggested topics to be covered at future meetings.

•	Conduct an annual performance evaluation of the Committee.

MEETINGS

The Nominations and Corporate Governance Committee will set its own schedule and will meet periodically, but not less frequently than at least one (1) time each year. The members of the Committee may invite the Chief Executive Officer or any other person to attend meetings as appropriate and consistent with this charter.

MINUTES

The Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board.

REPORTS

The Committee will report to the Board on a periodic basis and make such recommendations with respect to any of the above matters as the Committee deems necessary or appropriate.

COMPENSATION

Members of the Committee shall receive such fees, if any, for their service as Committee members as may be determined by the Board in its sole discretion. Fees may be paid in such form of consideration as is determined by the Board.

DELEGATION OF AUTHORITY

The Committee may form and delegate authority to subcommittees when appropriate.

C-2

EXHIBIT D

WILLIAMS-SONOMA, INC.

AUDIT AND FINANCE COMMITTEE CHARTER

(as amended and restated on March 15, 2006)

PURPOSE

The Audit and Finance Committee (the “Committee”) is created by the Board of Directors (the “Board”) of Williams-Sonoma, Inc. (the “Company”) to:

•	Assist the Board in its oversight of:

•	the integrity of the financial statements of the Company;

•	the qualifications, independence and performance of the Company’s independent auditor;

•	the performance of the Company’s internal audit function; and

•	compliance by the Company with legal and regulatory requirements;

•	Prepare the Committee report that the Securities and Exchange Commission (the “SEC”) rules require to be included in the Company’s annual proxy statement; and

•	Oversee the financial impact of selected strategic initiatives of the Company and review selected financing, dividend and stock repurchase policies and plans.

COMPOSITION

The Committee shall be comprised of not less than three independent members of the Company’s Board. Subject to the foregoing, the exact number of members of the Committee shall be fixed and may be changed from time to time by resolution duly adopted by the Board. Committee members shall not simultaneously serve on the audit committees of more than two other public companies. The members of the Committee shall be appointed by the Board on the recommendation of the Nominations and Corporate Governance Committee. Committee members may be replaced by the Board. Unless a Chair is appointed by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

The members of the Committee shall meet the independence and experience requirements of the New York Stock Exchange, Section 10A(m)(3) of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations of the SEC. Each member of the Committee must be financially literate, as such qualification is interpreted by the Company’s Board, or must become financially literate within a reasonable period of time after his or her appointment to the Committee. At least one member of the Committee shall have accounting or related financial management expertise, as the Company’s Board interprets such qualification in its business judgment.

COMMITTEE AUTHORITY AND RESPONSIBILITIES

•	The Committee shall be directly responsible for the appointment, compensation, retention and oversight of the work of (including resolution of disagreements between management and the independent auditor regarding financial reporting) any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attestation services. The independent auditor shall report directly to the Committee.

•	The Committee shall pre-approve all auditing services and permitted non-audit services (including the fees and terms for those services) to be performed for the Company by its independent auditor, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act, which services are approved by the Committee prior to the completion of the audit.

•	The Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Committee at its next scheduled meeting.

•	The Committee shall have the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report and to any advisors employed by the Committee.

•	The Committee shall make regular reports to the Board, which reports shall include any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s independent auditors, the performance of the internal audit function, and any other matters that the Committee deems appropriate or is requested to be included by the Board.

•	The Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. The Committee shall annually review the Committee’s own performance.

In addition to the responsibilities outlined elsewhere in this Charter, the Committee shall perform such other specific functions as the Company’s Board may from time to time direct, and make such investigations and reviews of the Company and its operations as the Chief Executive Officer or the Board may from time to time request.

The Committee shall:

Financial Statement and Disclosure Matters

•	Review and discuss with management and the independent auditor the annual audited financial statements and quarterly financial statements, including disclosures made in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” prior to filing the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, respectively, with the SEC.

•	Discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including the review of (a) major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, and major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies; and (b) analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements.

•	Review and discuss quarterly reports from the independent auditors on:

•	All critical accounting policies and practices to be used.

•	All alternative treatments of financial information within generally accepted accounting principles (“GAAP”) that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor.

•	Other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

•	Discuss with management the Company’s earnings press releases, including the proposed use of any “pro forma” or “adjusted” non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies. Such discussion may be done generally (consisting of discussing the types of information to be disclosed and the types of presentations to be made).

•	Discuss with management and the independent auditor the effect on the Company’s financial statements of regulatory and accounting initiatives as well as off-balance sheet arrangements, contractual obligations and contingent liabilities and commitments.

•	Discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.

•	Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any problems or difficulties encountered in the course of the audit work and management’s response thereto, including any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

•	Review disclosures made to the Committee by the Company’s CEO and CFO during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

Oversight of the Company’s Relationship with the Independent Auditor

•	Review and evaluate the lead partner of the independent auditor team.

•	Obtain and review a report from the independent auditor at least annually regarding (a) the independent auditor’s internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues, and (c) all relationships between the independent auditor and the Company (for purposes of assessing the auditor’s independence). Evaluate the qualifications, performance and independence of the independent auditor, including considering whether the auditor’s quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditor’s independence, and taking into account the opinions of management and internal auditors. The Committee shall present its conclusions with respect to the independent auditor to the Board.

•	Ensure the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law. Consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent auditing firm on a regular basis.

•	Set clear policies for the Company’s hiring of employees or former employees of the independent auditor who participated in any capacity in the audit of the Company.

•	Consider discussing with the national office of the independent auditor material issues on which they were consulted by the Company’s audit team and matters of audit quality and consistency.

•	Meet with the independent auditor prior to the audit to discuss the planning and staffing of the audit.

Oversight of the Company’s Internal Audit Function

•	Review the appointment and replacement of the senior internal auditing executive.

•	Review the significant reports to management prepared by the internal auditing department and management’s responses and subsequent follow-up on the responses.

•	Discuss with the independent auditor and management the internal audit department responsibilities, budget and staffing and any recommended changes in the planned scope of the internal audit.

Oversight of the Company’s Information Technology Systems to Support the Company’s Internal Controls

•	Discuss with the senior information technology executive and the Company’s Chief Financial Officer at least once each year the sufficiency of company systems to support effective internal controls and any recommended changes in the information technology department’s priorities and projects planned for improving such systems.

•	Review reports to management, if any, prepared by the Company’s information technology department relating to systems’ integrity and security, and subsequent follow-up on the responses.

Compliance Oversight Responsibilities

•	Obtain from the independent auditor assurance that Section 10A(b) of the Exchange Act (relating to audit discoveries of illegal acts) has not applied.

•	Obtain reports from management, the Company’s senior internal auditing executive and the independent auditor that the Company and its subsidiary/foreign affiliated entities are in conformity with applicable legal requirements and the Company’s Code of Conduct and Ethics Policy. Review reports and disclosures of insider and affiliated party transactions. Advise the Board with respect to the Company’s policies and procedures regarding compliance with applicable laws and regulations and with the Company’s Code of Conduct and Ethics Policy.

•	Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

•	Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports which raise material issues regarding the Company’s financial statements or accounting policies.

•	Discuss with the Company’s General Counsel legal matters that may have a material impact on the financial statements or the Company’s compliance policies.

Oversight of Strategic Initiatives

•	As it deems appropriate, review the financial impact on the Company of selected strategic initiatives.

Dividend Policy and Share Repurchases

•	As it deems appropriate, develop and recommend dividend policies and recommend to the Board dividend payments to be made to the Company’s shareholders.

•	As it deems appropriate, develop, monitor and recommend to the Board the adoption, implementation and continuation of the Company’s stock repurchase programs.

Financings and Borrowings

•	As it deems appropriate, review the terms and conditions of selected financing plans, including the issuance of securities or corporate borrowings, and make recommendations to the Board on such financings.

Qualified Legal Compliance Committee

•	Act as the Company’s Qualified Legal Compliance Committee (“QLCC”) for the purposes of internal and external attorney reporting under SEC rules. The Committee also shall establish procedures for confidential receipt, retention and consideration of any attorney report to the QLCC.

Limitation of Committee’s Role

•	While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with GAAP and applicable rules and regulations. These are the responsibilities of management and the independent auditor.

•	It is recognized that members of the Committee are not full-time employees of the Company, it is not the duty or responsibility of the Committee or its members to conduct “field work” or other types of auditing or accounting reviews or procedures or to set auditor independence standards, and each member of the Committee shall be entitled to rely on (i) the integrity of those persons and organizations within and outside the Company from which the Committee receives information and (ii) the accuracy of the financial and other information provided to the Committee, in either instance absent actual knowledge to the contrary.

MEETINGS

•	The Committee shall keep regular minutes of its meetings. Meetings and actions of the Committee shall be governed by, and held and taken in accordance with, the provisions of Article III, Section 3.9 of the Company’s Restated Bylaws.

•	The Committee shall meet as often as it determines, but not less frequently than four times per year.

•	The Committee shall meet at least annually with management, the internal auditors, and the independent auditors in separate executive sessions. The Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

COMPENSATION

Members of the Committee shall receive such fees, if any, for their service as committee members as may be determined by the Board in its sole discretion. Fees may be paid in such form of consideration as is determined by the Board.

WILLIAMS-SONOMA, INC.

ANNUAL MEETING OF SHAREHOLDERS

Tuesday, May 23, 2006

9:00 a.m. (PDT)

Williams-Sonoma, Inc.

3250 Van Ness Avenue

San Francisco, California 94109

Williams-Sonoma, Inc. 3250 Van Ness Avenue San Francisco, California 94109	proxy

This Proxy is solicited on behalf of the Board of Directors.

The undersigned shareholder of Williams-Sonoma, Inc. (the “Company”) hereby appoints W. Howard Lester and Patrick J. Connolly, and each of them (the “Named Proxies”), with full power of substitution to each, true and lawful attorneys, agents and proxy holders of the undersigned, and hereby authorizes them to represent and vote, as specified herein, all shares of Common Stock of the Company held of record by the undersigned on March 24, 2006, at the 2006 Annual Meeting of Shareholders of the Company, to be held on Tuesday, May 23, 2006, at 9:00 a.m. (Pacific Daylight Time) at 3250 Van Ness Avenue, San Francisco, California 94109, and any adjournments or postponements thereof.

This Proxy when properly signed will be voted in the manner directed on this Proxy by the undersigned. If no direction is made, this Proxy will be voted “FOR” the election of the named directors, “FOR” Proposal 2 and “FOR” Proposal 3.

(Please date and sign on reverse side.)

COMPANY #

There are three ways to vote your Proxy.

Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE – TOLL FREE – 1-800-560-1965 – QUICK *** EASY *** IMMEDIATE

•	Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until noon (PDT) on May 22, 2006.

•	Please have your proxy card and the last four digits of your U.S. Social Security Number or Tax Identification Number available. Follow the simple instructions the voice provides you.

VOTE BY INTERNET – http://www.eproxy.com/wsm/ – QUICK *** EASY *** IMMEDIATE

•	Use the Internet to vote your proxy 24 hours a day, 7 days a week, until noon (PDT) on May 22, 2006.

•	Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions to obtain your records and create an electronic ballot.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope that we have provided or return it to Williams-Sonoma, Inc., c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by Phone or Internet, please do not mail your Proxy Card.

ò  Please detach here  ò

The Board of Directors recommends a vote “FOR” the election of the named directors and “FOR” Items 2 and 3.

1.	Election of Directors	01 W. Howard Lester	04 Adrian D.P. Bellamy	07 Jeanne P. Jackson	10 David B. Zenoff

		02 Edward A. Mueller	05 Patrick J. Connolly	08 Michael R. Lynch	☐	Vote FOR all nominees (except as marked	☐	Vote WITHHELD From all nominees
		03 Sanjiv Ahuja	06 Adrian T. Dillon	09 Richard T. Robertson

(Instructions: To withhold authority to vote for any individual nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.	The amendment and restatement of the Williams-Sonoma, Inc. 2001 Long-Term Incentive Plan to (i) increase the shares issuable under the plan by 6,000,000 shares, plus 705,743 shares that remain available for issuance in our 1993 Stock Option Plan and our 2000 Nonqualified Stock Option Plan as of March 15, 2006, plus any shares subject to outstanding options under these plans that subsequently expire unexercised, up to a maximum of 754,160 shares and (ii) to make certain other amendments.	☐ For ☐ Against ☐ Abstain

3.	Ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending January 28, 2007.	☐ For ☐ Against ☐ Abstain

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS INDICATED, THE PROXY HOLDERS ARE AUTHORIZED TO VOTE IN THEIR DISCRETION “FOR” THE ELECTION OF THE NAMED DIRECTORS, “FOR” PROPOSAL 2 AND “FOR” PROPOSAL 3. THIS PROXY ALSO CONFERS DISCRETIONARY AUTHORITY ON THE PROXY HOLDERS TO VOTE AS TO ANY OTHER MATTER THAT IS PROPERLY BROUGHT BEFORE THE ANNUAL MEETING THAT THE BOARD OF DIRECTORS DID NOT HAVE NOTICE OF PRIOR TO THE DATE SPECIFIED IN THE PROXY.

Address Change? Mark box ☐ Indicate changes below.	NOTE: When stock has been issued in the name of two or more persons, all should sign. When signing as attorney, administrator, trustee or guardian, give full title as such. A corporation should have the proxy signed by its president or other authorized officer, with the office held designated. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders, the Proxy Statement and Annual Report for the 2005 fiscal year furnished herewith.

Date________________________________________________________________, 2006

Signature(s) in Box
Please sign exactly as your name(s) appears on this Proxy and return it in the enclosed envelope.